                                                                   Exhibit 10.23

                                                                  EXECUTION COPY



                     AMENDED AND RESTATED CREDIT AGREEMENT

                                  dated as of

                                August 19, 1996

                                     among

                            SC REALTY INCORPORATED,
                                                   as Borrower

         THE FINANCIAL INSTITUTIONS PARTY HERETO AND THEIR ASSIGNEES
                          UNDER SECTION 9.8. HEREOF,
                                                   as Lenders

                                      and

              WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED,
                                                   as Agent

                               TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS.....................................................   1

     SECTION 1.1.  Definitions..............................................   1
     SECTION 1.2.  Accounting Terms and Determinations; Time References.....  17
     SECTION 1.3.  Subsidiaries.............................................  17
     SECTION 1.4.  Interpretation Generally.................................  17

ARTICLE II.  CREDIT FACILITY................................................  18

     SECTION 2.1.  Making of Revolving Loans................................  18
     SECTION 2.2.  Requests for Revolving Loans.............................  18
     SECTION 2.3.  Funding..................................................  19
     SECTION 2.4.  Continuation.............................................  19
     SECTION 2.5.  Conversion...............................................  20
     SECTION 2.6.  Interest Rate............................................  20
     SECTION 2.7.  Special Provisions for LIBOR Loans.......................  20
     SECTION 2.8.  Capital Adequacy.........................................  23
     SECTION 2.9.  Repayment of Loans.......................................  23
     SECTION 2.10.  Voluntary Reductions of the Revolving Commitment........  25
     SECTION 2.11.  Extension of Revolving Credit Termination Date..........  25
     SECTION 2.12.  Term Loan Conversion....................................  27
     SECTION 2.13.  Notes...................................................  27

ARTICLE III.  GENERAL LOAN PROVISIONS.......................................  27

     SECTION 3.1.  Fees.....................................................  27
     SECTION 3.2.  Computation of Interest and Fees.........................  28
     SECTION 3.3.  Pro Rata Treatment.......................................  28
     SECTION 3.4.  Sharing of Payments, Etc.................................  28
     SECTION 3.5.  Defaulting Lenders.......................................  29
     SECTION 3.6.  Purchase of Defaulting Lender's Pro Rata Share...........  30
     SECTION 3.7.  Usury....................................................  30
     SECTION 3.8.  Agreement Regarding Interest and Charges.................  31
     SECTION 3.9.  Statements of Account....................................  31
     SECTION 3.10.  Agent's Reliance........................................  31
     SECTION 3.11.  Liens on Collateral.....................................  31
     SECTION 3.12.  Option to Replace Lenders...............................  32
     SECTION 3.13.  Foreign Lenders.........................................  32

ARTICLE IV.  CONDITIONS.....................................................  33

     SECTION 4.1.  Effectiveness............................................  33
     SECTION 4.2.  Revolving Loans..........................................  34
     SECTION 4.3.  Conditions to Conversion to Term Loan....................  35
     SECTION 4.4.  Conditions as Covenants..................................  35

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.................................   36

     SECTION 5.1.  Existence and Power.....................................   36
     SECTION 5.2.  Ownership Structure.....................................   36
     SECTION 5.3.  Authorization of Agreement, Notes, Loan
          Documents and Borrowings.........................................   36
     SECTION 5.4.  Compliance of Agreement, Notes, Loan
          Documents and Borrowing with Laws, etc...........................   36
     SECTION 5.5.  Compliance with Law; Governmental Approvals.............   37
     SECTION 5.6.  Indebtedness and Guarantees.............................   37
     SECTION 5.7.  Transactions with Affiliates............................   37
     SECTION 5.8.  Absence of Defaults.....................................   37
     SECTION 5.9.  Financial Information...................................   37
     SECTION 5.10.  Litigation.............................................   38
     SECTION 5.11.  ERISA..................................................   38
     SECTION 5.12.  Environmental Matters..................................   38
     SECTION 5.13.  Taxes..................................................   38
     SECTION 5.14.  Other Related Companies................................   39
     SECTION 5.15.  Not an Investment Company..............................   39
     SECTION 5.16.  Full Disclosure........................................   39
     SECTION 5.17.  Insurance..............................................   39
     SECTION 5.18.  Not Plan Assets........................................   39
     SECTION 5.19.  Sole Shareholder.......................................   39
     SECTION 5.20.  Liens..................................................   40
     SECTION 5.21.  Pledged Shares.........................................   40
     SECTION 5.22.  Assets.................................................   40
     SECTION 5.23.  Business Purposes and Objects..........................   40
     SECTION 5.24.  Separateness Representations...........................   41
     SECTION 5.25.  Solvency...............................................   41

ARTICLE VI.  COVENANTS.....................................................   41

     SECTION 6.1.  Information.............................................   41
     SECTION 6.2.  Payment of Obligations..................................   44
     SECTION 6.3.  Maintenance of Property; Insurance......................   44
     SECTION 6.4.  Conduct of Business and Maintenance of Existence........   45
     SECTION 6.5.  Compliance with Laws....................................   45
     SECTION 6.6.  Inspection of Property, Books and Records...............   45
     SECTION 6.7.  Accounts Payable; Indebtedness..........................   45
     SECTION 6.8.  Consolidations, Mergers and Sales of Assets.............   46
     SECTION 6.9.  Use of Proceeds.........................................   46
     SECTION 6.10.  ERISA..................................................   46
     SECTION 6.11.  Negative Pledge........................................   46
     SECTION 6.12.  Restricted Payments; and Agreements with Affiliates....   46
     SECTION 6.13.  ERISA Exemptions.......................................   47

     SECTION 6.14.  Separateness Covenant...................................  47
     SECTION 6.15.  Independent Director....................................  48
     SECTION 6.16.  Guarantor Note..........................................  48
     SECTION 6.17.  Compliance with and Amendment of Charter or Bylaws......  48
     SECTION 6.18.  Additional Assets.......................................  48

ARTICLE VII.  DEFAULTS......................................................  49

     SECTION 7.1.  Events of Default........................................  49
     SECTION 7.2.  Remedies.................................................  51

ARTICLE VIII.  THE AGENT....................................................  51

     SECTION 8.1.  Appointment and Authorization............................  51
     SECTION 8.2.  Agent and Affiliates.....................................  52
     SECTION 8.3.  Collateral Matters.......................................  52
     SECTION 8.4.  Approvals of Lenders.....................................  53
     SECTION 8.5.  Consultation with Experts................................  54
     SECTION 8.6.  Liability of Agent.......................................  54
     SECTION 8.7.  Indemnification of Agent.................................  54
     SECTION 8.8.  Credit Decision..........................................  55
     SECTION 8.9.  Successor Agent..........................................  56
     SECTION 8.10.  Approvals and Other Actions by Majority Lenders.........  56

ARTICLE IX.  MISCELLANEOUS..................................................  57

     SECTION 9.1.  Notices..................................................  57
     SECTION 9.2.  No Waivers...............................................  58
     SECTION 9.3.  Expenses.................................................  58
     SECTION 9.4.  Stamp, Intangible and Recording Taxes....................  59
     SECTION 9.5.  Indemnification..........................................  59
     SECTION 9.6.  Setoff...................................................  60
     SECTION 9.7.  Amendments...............................................  60
     SECTION 9.8.  Successors and Assigns...................................  62
     SECTION 9.9.  Governing Law............................................  63
     SECTION 9.10.  Litigation..............................................  63
     SECTION 9.11.  Counterparts; Integration...............................  64
     SECTION 9.12.  Notice of Final Agreement...............................  65
     SECTION 9.13.  Invalid Provisions......................................  65
     SECTION 9.14.  NO NOVATION; EFFECT OF AMENDMENT AND RESTATEMENT........  65

Annex I       List of Lenders, Credit Percentages and Lending Offices

Exhibit A     Form of Assignment and Acceptance Agreement
Exhibit B     Form of Borrower Pledge Agreement

Exhibit C     Form of Guaranty
Exhibit D     Form of Note
Exhibit E     Form of Notice of Borrowing
Exhibit F     Form of Notice of Continuation
Exhibit G     Form of Notice of Conversion
Exhibit H     Form of Subscription Agreement
Exhibit I     Form of Extension Request
Exhibit J     Form of Opinion of Borrower and Guarantor Counsel
Exhibit K     Form of Opinion of Georgia Local Counsel

Schedule 5.2.      Ownership Structure
Schedule 5.17.     Insurance
Schedule 5.21.(A)  Acquisitions of Security Capital Industrial Trust Shares
Schedule 5.21.(B)  Acquisitions of Security Capital Atlantic Incorporated Shares
Schedule 5.21.(C)  Acquisitions of Security Capital Pacific Trust Shares
Schedule 5.21.(D)  Acquisitions of Security Capital U.S. Realty Shares

                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of August 19, 1996 by and among SC REALTY INCORPORATED, a Nevada corporation ("Borrower"), each of the financial institutions initially a signatory hereto together with those assignees pursuant to Section 9.8. ("Lenders"), and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, as agent for Lenders to the extent and in the manner provided in Article VIII. below (in such capacity "Agent").

     WHEREAS, the Lenders have made available to Borrower certain financial accommodations on the terms and conditions contained in that certain Amended and Restated Credit Agreement dated as of February 17, 1995, as amended prior to the date hereof (the "Existing Credit Agreement") by and among Borrower, Lenders and Agent; and

     WHEREAS, Borrower, Lenders and Agent desire to amend and restate the terms of the Existing Credit Agreement pursuant to the terms hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated as follows:

                            ARTICLE I. DEFINITIONS

     SECTION 1.1  Definitions.

     The following terms, as used herein, have the following meanings:

     "Affiliate" means any Person which controls, is controlled by or is under common control with Borrower. As used herein, the term "control" means possession, directly or indirectly, of the power to vote twenty percent (20%) or more of any class of voting securities of a Person or to direct or otherwise cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Law" means all applicable provisions of local, state, federal and foreign constitutions, statutes, rules, regulations, ordinances, decrees, permits, concessions and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

     "Applicable Margin" means the percentage set forth below corresponding to the ratio (expressed as a percentage) of (a) the aggregate amount of the Commitments at the time of determination in effect to (b) the Market Value of all Traded Securities at such time:

-----------------------------------------------------------------------
 Ratio of Commitments to Market Value of all        Applicable Margin
             Traded Securities
-----------------------------------------------------------------------
Greater than 35% but less than or equal to 50%           1.75%
-----------------------------------------------------------------------
Greater than 25% but less than or equal to 35%           1.625%
-----------------------------------------------------------------------
Less than or equal to 25%                                1.5%
-----------------------------------------------------------------------

The Applicable Margin shall be determined by Agent on a quarterly basis on the first Business Day of the first full calendar month following receipt by Agent of the financial statements required to be delivered by Borrower under Section 6.1.(a) or (b), as applicable, accompanied by the certificates required under Sections 6.1.(c) and (d). Any adjustment to the Applicable Margin shall be effective upon determination thereof by Agent. Initially, the Applicable Margin shall be 1.5% until redetermined by Agent as provided above.

     "Assignee" has the meaning given that term in Section 9.8.(c).

     "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement between a Lender and an Assignee, substantially in the form of Exhibit A.
     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement dated as of February 17, 1995 among Guarantor, Borrower, certain of the Lenders and Agent.

     "Assignment of Registration Rights" means that certain Assignment of Registration Rights dated as of February 17, 1995 executed by Guarantor in favor of Borrower.

     "Base Rate" means the greater of (a) the rate of interest per annum established from time to time by Wells Fargo Bank, N.A., San Francisco, California and designated as its prime rate (which rate of interest may not be the lowest rate charged by such bank, Agent or any of Lenders on similar loans) and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to Borrower or Lenders automatically as of the opening of business on the date of such change in the Base Rate.

     "Base Rate Loan" means any Loan hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

     "Borrower Pledge Agreement" means the Borrower Amended and Restated Pledge Agreement dated as of the date hereof executed by Borrower in favor of Agent, substantially in the form of Exhibit B.

     "Borrowing Base" means an amount equal to the lesser of (a) 30% of the Market Value of all Qualifying Securities and (b) 50% of the Market Value of all Traded Securities.

     "Business Day" means (a) any day except a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or San Francisco, California are authorized or required to close and (b) with reference to LIBOR Loans, any such day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

     "Cash Flow" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, the sum of (a) such Person's net income for such period (exclusive of extraordinary gains and losses and any income or loss from nonrecurring activities of such Person), (b) taxes paid or accrued during such period, (c) interest expense paid or accrued during such period, (d) depreciation and amortization deductions for such period (but only to the extent, in each case, that such taxes, expenses and deductions are reflected in the calculation of such Person's net income for such period) and
(e) the return of capital component of dividends received for such period (but only to the extent that such component is not reflected in the calculation of such Person's net income for such period).

     "Cash Flow Available for Distribution" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, the sum of (a) such Person's net income for such period (exclusive of extraordinary gains and losses and any income or loss from nonrecurring activities of such Person), (b) depreciation and amortization deductions for such period (but only to the extent, in each case, that such taxes, expenses and deductions are reflected in the calculation of such Person's net income for such period), (c) interest expense accrued but not paid during such period and (d) the return of capital component of dividends received for such period (but only to the extent that such component is not reflected in the calculation of such Person's net income for such period).

     "Cash Flow to Interest Ratio" means, for any Person and for any given period, the ratio of (a) the sum of each of the following of such Person during such period: (i) net income, (ii) taxes paid or accrued, (iii) interest expense paid or accrued and (iv) depreciation and amortization deductions (but only to the extent, in each case, that such taxes, expenses and deductions are reflected in the calculation of such Person's net income for such period) to (b) interest expense on such Person's Indebtedness during such period, including interest on any Indebtedness of such Person convertible into capital stock of such Person.

     "Change in Control" means the transfer of beneficial ownership of the outstanding capital stock of Guarantor such that any Person owns, directly or indirectly, more than twenty-five percent (25%) of the capital stock of Guarantor.

     "Collateral" means any real or personal property securing any of the Obligations and includes all "Collateral" and "Pledged Collateral", as defined in each Collateral Document.

     "Collateral Assignment of Registration Rights" means the Amended and Restated Collateral Assignment of Registration Rights Agreement Documents dated as of February 17, 1995 executed by Borrower in favor of Agent.

     "Collateral Documents" means the Guarantor Security Agreement, the Borrower Pledge Agreement, the Guarantor Pledge Agreement, the Collateral Assignment of Registration Rights and all other security agreements, financing statements, and other loan and collateral documents creating, evidencing and perfecting Agent's Liens in any of the Collateral.

     "Commitment" means, as to a Lender, such Lender's obligation to make Revolving Loans in an amount up to but not exceeding the amount set forth for such Lender on Annex I as such Lender's "Initial Commitment Amount", as the same may be reduced from time to time pursuant to Section 2.10.

     "Compliance Certificate" means the certificate described in Section
6.1.(c).

     "Consequential Loss" means, for any Lender with respect to (a) Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Loan on a day other than the last day of the Interest Period related thereto or (b) any of the circumstances specified in Section 2.7.(d) upon which a Consequential Loss may be incurred, any loss (excluding loss of anticipated profits), cost or expense incurred by such Lender as a result of the timing of such payment or Loan or in the redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of such Loan or the circumstances described in such Section, including without limitation, the sum of (i) the interest which, but for the payment or timing of the Loan, such Lender would have earned in respect of such principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest such principal amount by the interest earned by such Lender as a result of so redepositing, redeploying or reinvesting such principal amount and (ii) any expense or penalty incurred by such Lender on redepositing, redeploying or reinvesting such principal amount.

     "Consolidated Subsidiary" means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with generally accepted accounting principles, if such statements were prepared as of such date.

     "Contingent Obligation" means, for any Person, any commitment, undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under generally accepted accounting principles.

     "Continue", "Continuation" and "Continued" each refers to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to
Section 2.4.

     "Contribution" means the capital contribution by Guarantor to Borrower effected on February 17, 1995 of certain of Guarantor's assets, consisting of all of Guarantor's Securities issued by Security Capital Industrial Trust, Security Capital Atlantic Incorporated and Security Capital Pacific Trust (or their respective predecessors) and certain registration rights associated with such Securities.

     "Convert", "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.5.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" has the meaning given that term in Section 3.5.

     "Dollars" or "$" means the lawful currency of the United States of America.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 4.1.

     "Environmental Laws" means any and all Applicable Laws relating to the environment and that are applicable to Borrower and its assets or properties, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that are treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

     "Event of Default" means the occurrence of any of the events specified in
Section 7.1., whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body; provided that any requirement for notice or lapse of time or any other condition has been satisfied.

     "Existing Credit Agreement" has the meaning given that term in the first WHEREAS clause hereof.

     "Extension Request" has the meaning given that term in Section 2.11.

     "Federal Funds Rate" means, on any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as reasonably determined by Agent.

     "Foreign Lender" means any Lender organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Guarantor, Borrower or any Subsidiary, or any of its or their business, operations or properties.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means Security Capital Group Incorporated, a Maryland corporation, formerly known as Security Capital Realty Incorporated.

      "Guarantor Note" means that certain Promissory Note dated as of February 17, 1995 executed by Guarantor in favor of Borrower and in the original principal amount of $50,000,000.

      "Guarantor Pledge Agreement" means the Guarantor Pledge Agreement dated as of February 17, 1995 executed by Guarantor in favor of Agent.

      "Guarantor Security Agreement" means the Guarantor Amended and Restated Security Agreement dated as of February 17, 1995 executed by Guarantor in favor of Agent.

      "Guaranty" means the Amended and Restated Guaranty dated as of the date hereof executed by Guarantor in favor of Agent and Lenders, substantially in the form of Exhibit C.

      "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which if managed, disposed of, released or discharged would require reporting, clean-up or remediation under Environmental Laws.

      "Indebtedness" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar debt instruments,
(c) all obligations of such Person to pay the purchase price of property or services if such obligations are payable after the receipt of such property or rendition of such services, except (i) accounts payable arising in the ordinary course of business and (ii) obligations incurred in the ordinary course to pay the purchase price of Securities so long as such obligations are paid within customary settlement periods, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and
(f) all Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, for purposes of calculating Guarantor's compliance with Sections 6.(n) through (p) of the Guaranty, accounts payable of Guarantor in excess of $20,000,000 at any time outstanding shall be treated as Indebtedness to the extent of such excess.

      "Intangible Assets" means, with respect to any Person, the amount (to the extent reflected in determining stockholders' equity of such Person) of (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1992 in the book value of any asset owned by such Person, and (b) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

      "Interest Period" means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such Loan and ending on the last day of the period selected by Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, in each case Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select. In no event shall an Interest Period of a Revolving Loan extend beyond the Revolving Credit Termination Date and in no event shall an Interest Period of any Loan extend beyond the Termination Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "Investment" means, with respect to a Person, the legal or beneficial ownership by such Person of any capital stock or other equity interest in another Person, whether or not such ownership constitutes a controlling interest in such other Person, and shall include all Consolidated Subsidiaries of such Person.

      "Issuer" means with respect to a Security, the Person issuing such Security.

      "Lending Office" means, for each Lender and for each Type of Loan, the office of each Lender specified for such Lender on Annex I or in its applicable Assignment and Acceptance Agreement, and for Agent, the Lending Office of Agent in its capacity as a Lender.

      "LIBO Rate" means, with respect to each Interest Period, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in Dollars are offered to Wells Fargo Bank, N.A. (at approximately 9:00 a.m., two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market where the Eurodollar operations of Wells Fargo Bank, N.A. are customarily conducted, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of the LIBO Rate by Agent shall, in absence of demonstrable error, be conclusive and binding.

      "LIBOR Loan" means any Loan hereunder with respect to which the interest rate is calculated by reference to the LIBO Rate for a particular Interest Period.

      "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

      "Loan" means a Revolving Loan or the Term Loan.

      "Loan Document" means this Agreement, each of the Notes, each of the Collateral Documents, the Guaranty, the Guarantor Note, any agreement evidencing the fees referred to in Section 3.1.(d) and each other document or instrument executed and delivered by Borrower or Guarantor in connection with this Agreement or any of the other foregoing documents.

      "Majority Lenders" means, as of any date, Lenders whose combined Pro Rata Shares equal or exceed 66-2/3%.

      "Mandatory Interest" means, with respect to a Person, interest which, in accordance with the terms of the document, instrument or agreement evidencing the Indebtedness on which such interest accrued, cannot be accrued rather than paid at the option of such Person without resulting in a default or event of default in respect of such Indebtedness.

      "Mandatory Interest Expense" means, with respect to a Person for the four complete fiscal quarter period ending as of the date of determination, all interest expense of such Person in respect of Mandatory Interest for such period.

      "Market Value" means with respect to a Qualifying Security and on the date of determination thereof (a) if such Security is listed on the New York Stock Exchange, the American Stock Exchange, or some other principal national securities exchange in the United States of America, the reported last sale price of a unit of such security regular way on a given day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, the American Stock Exchange Composite Tape or the principal national securities exchange in the United States of America on which the security is listed or admitted to trading, as applicable, or, if such Security is not listed or admitted to trading on any national securities exchange in the United States of America, the closing sales price, or if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, (b) with respect to a Security listed on a principal national securities exchange in Luxembourg, Amsterdam or other European country, the price of such Security as reported on such exchange by the most widely recognized reporting method customarily relied upon by financial institutions in such country and which method is reasonably acceptable to Agent, or (c) if such Security is not listed on any principal national securities exchange or not so reported, the original cost of such Security (less any write-down as a result of any revaluation). Any determination of the "Market Value" of a Security pursuant to this definition shall be based on the assumption that offers of such Security are exempt from registration under the Securities Act.

      "Market Value Net Worth" means, with respect to a Person on a given date,
(a) the sum of (i) the Market Value on and as of such date of all Qualifying Securities owned by such Person, (ii) the book value of all other assets of such Person (excluding all Intangible Assets) on and as of such date and (iii) all cash and cash equivalents of such Person on and as of such date, minus (b) the Total Liabilities of such Person as of such date.

      "Materially Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower and its Consolidated Subsidiaries, or Guarantor and its Consolidated Subsidiaries, in each case taken as a whole, (b) the ability of Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of such Loan Documents, (d) the rights and remedies of Lenders and Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by Borrower under Article V. or in any of the other Loan Documents to which it is a party, or by Guarantor in the Guaranty or in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by Agent in its reasonable judgment unless expressly provided otherwise.

      "Net Worth" means, for any Person, all amounts which would, in accordance with generally accepted accounting principles (using a historical cost basis), be included under stockholder's equity on the balance sheet of such Person.

      "New Investment" shall mean any Person (other than an individual and other than Security Capital Industrial Trust, Security Capital Atlantic Incorporated, Security Capital Pacific Trust and Security Capital U.S. Realty) from or in whom Borrower acquires any Securities after the date hereof consistent with Borrower's business purposes and objects as stated in Section 5.23.

      "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.

      "Note" means a promissory note executed by Borrower, payable to the order of a Lender, in an amount equal to such Lender's Pro Rata Share of the Revolving Commitment and substantially in the form of Exhibit D.

      "Notice of Borrowing" means a notice in the form of Exhibit E to be delivered to Agent pursuant to Section 2.2. evidencing Borrower's request for a Borrowing of Revolving Loans.

      "Notice of Continuation" means a notice in the form of Exhibit F to be delivered to Agent pursuant to Section 2.4. evidencing Borrower's request for the Continuation of a Borrowing of Revolving Loans.

      "Notice of Conversion" means a notice in the form of Exhibit G to be delivered to Agent pursuant to Section 2.5. evidencing Borrower's request for the Conversion of a Borrowing of Revolving Loans.

      "Obligations" means, individually and collectively: (a) all Loans; (b) any and all renewals and extensions of any of the foregoing and (c) all other indebtedness, liabilities, obligations, covenants and duties of Borrower owing to Agent and/or Lenders of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Liens" means (a) Liens granted to Agent to secure the Obligations, (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (d) the following to the extent no Lien has been filed in any jurisdiction or agreed to: (i) Liens for taxes not yet due and payable; or (ii) Liens imposed by mandatory provisions of Applicable Law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness the payment of which is not yet due, (e) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and in which reserves acceptable to Agent have been provided, (f) Liens expressly permitted under the terms of the Loan Documents,
(g) with respect to only Guarantor, Purchase Money Liens securing Indebtedness (including Capitalized Lease Obligations) of Guarantor permitted under the terms of Section 6.(g)(v) of the Guaranty, and (h) any extension, renewal or replacement of the foregoing to the extent such Lien as so extended, renewed or replaced would otherwise be permitted hereunder.

      "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

      "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the amount of such Lender's Commitment by (b) the aggregate amount of Commitments of all Lenders, or, if the Commitments shall have been terminated, the percentage obtained by dividing (i) the aggregate unpaid principal amount of Loans owing to such Lender by (ii) the aggregate unpaid principal amount of all Loans.

      "Public Subsidiary" means any Subsidiary whose Securities having ordinary voting power to elect members of the board of directors or other persons performing similar functions are listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange or have price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System.

      "Purchase Money Lien" means, with respect to a Person, a Lien (a) granted by such Person in assets acquired by such Person and (b) securing only the Indebtedness (including Capitalized Lease Obligations) incurred by such Person to acquire such assets.

      "Qualifying Security" means any Security (1) the Issuer of which is Security Capital Pacific Trust, Security Capital Atlantic Incorporated, Security Capital Industrial Trust or Security Capital U.S. Realty and (2) which Agent determines in its sole discretion meets all of the following conditions at the time of determination thereof:

      (a) such Security is subject to the Lien of the Borrower Pledge Agreement, which Lien is valid, enforceable, perfected and of first priority, subject only to Liens permitted under the Loan Documents or Liens acceptable to Agent;

      (b) all representations and warranties of Borrower in this Agreement, the Borrower Pledge Agreement and the other Loan Documents relating in any way to such Security are true in all material respects except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents;

      (c) such Issuer (i) is a REIT; (ii) has filed with its most recently filed (or has announced its intention to file with its initial) federal income tax return an election to be a REIT or has made such election for a previous taxable year, and such election has not been terminated or revoked or (iii) is a real estate operating company or a real estate investment company;

      (d) the ratio of (i) such Issuer's Indebtedness to (ii) its Net Worth plus the amount of accumulated depreciation of such Issuer, does not exceed 1.0 to 1.0;

      (e) such Issuer's Cash Flow to Interest Ratio for its immediately preceding four complete fiscal quarters is not less than 2.0 to 1.0;

      (f) no event or condition exists which permits any holder or holders of Indebtedness of such Issuer, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness and such Person shall not have waived its right to so accelerate with respect to such event; and

      (g) the ratio of the Indebtedness of the Real Estate Manager of such Issuer to the Net Worth of such Real Estate Manager does not exceed 0.7 to 1.0 (for purposes of this clause (g): (i) all convertible subordinated debentures of a Real Estate Manager shall be included in determining its Net Worth and excluded in determining its Indebtedness, (ii) all Indebtedness owed by such Real Estate Manager to any of its Affiliates shall be excluded in determining its Indebtedness and (iii) with respect to Real Estate Managers that are Affiliates of Borrower, such ratio shall be calculated on a consolidated basis for the ultimate corporate parent of such Real Estate Managers).

      "Real Estate Manager" means with respect to an Issuer of a Qualifying Security, the Person engaged by such Issuer to advise it with respect to the acquisition, sale, development, management and operation of real property or interests therein owned, directly or indirectly, by such Issuer.

      "Reduced Rate" has the meaning given that term in Section 3.13.

      "Registration Rights Agreements" means (a)(i) that certain Second Amended and Restated Investor Agreement dated as of July 11, 1994 by and between Guarantor and Security Capital Pacific Trust, (ii) that certain Second Supplemental Investment Agreement dated as of December 7, 1993 by and between Guarantor and Security Capital Pacific Trust, (iii) that certain Third Supplemental Investment Agreement dated as of December 6, 1994 by and between Guarantor and Security Capital Pacific Trust, (iv) that certain Second Amended and Restated Investor Agreement dated as of November 18, 1993 by and between Guarantor and Security Capital Industrial Trust, (v) that certain Investor Agreement dated as of October 28, 1993 by and between Guarantor and Security Capital Atlantic Incorporated and (vi) that certain Investor Agreement dated as of October 22, 1993 by and between Guarantor and Security Capital Pacific Trust, successor by merger to Security Capital Pacific Incorporated, a Maryland corporation and (b) any other agreement pursuant to which Borrower has the right to demand an Issuer to register under the Securities Act the offering of any Securities of such Issuer owned by Borrower or has any other rights relating to any such registration.

      "Regulations G, U and X" means Regulations G, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

       "Related Company" means any of Guarantor, Borrower or any of their respective Subsidiaries.

      "Restricted Payment" means cash payment or other distributions on, or in respect of, any class of stock of, or other equity interest in, a Person, or other payments or transfers made in respect of the redemption, repurchase or acquisition of such stock or equity interest, other than any distribution or other payment payable solely in capital stock of such Person.

      "Revolving Commitment" means an amount equal to $300,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

      "Revolving Credit Termination Date" means the earlier to occur of (a) November 15, 1998, or such later date to which such date may be extended in accordance with Section 2.11. or (b) the date on which the Revolving Loans are converted into the Term Loan pursuant to Section 2.12.

      "Revolving Loan" means a loan made by Lenders to Borrower under Section
2.1.

      "Revolving Period" means the period commencing on the Effective Date and ending on the earlier of (a) the Revolving Credit Termination Date and (b) the date on which the Revolving Loans are converted into the Term Loan pursuant to
Section 2.12.

      "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations issued pursuant thereto.

      "Security" has the meaning given that term in Article 8 of the UCC and shall include "Securities" as defined in the Borrower Pledge Agreement and the Guarantor Pledge Agreement, as the case may be.

      "Security Capital Atlantic Incorporated" means Security Capital Atlantic Incorporated, a Maryland corporation.

      "Security Capital Group" means Security Capital Group Incorporated, a Delaware corporation (successor to Southwest Capital Group Incorporated), which was merged into Guarantor on January 1, 1995.

      "Security Capital Industrial Trust" means Security Capital Industrial Trust, a Maryland real estate investment trust.

      "Security Capital Pacific Trust" means Security Capital Pacific Trust, a Maryland real estate investment trust, formerly known as Property Trust of America and into which Security Capital Pacific Incorporated, a Maryland corporation, was merged in March, 1995.

      "Security Capital U.S. Realty" means Security Capital U.S. Realty, a societe d'investissement a capital variable formed under the laws of the Grand Duchy of Luxembourg.

      "Shareholder's Equity" means, at any date with respect to a Person, the Tangible Net Worth of such Person less, to the extent not otherwise deducted in the determination thereof, the aggregate amount of Contingent Obligations of such Person, all determined as of such date.

      "Subordinated Debenture" means any of Guarantor's 12% Convertible Subordinated Debentures due June 30, 2014.

      "Subordinated Indebtedness" means Indebtedness of Guarantor incurred after the date hereof of the types described in clauses (a) and (b) of the definition of the term "Indebtedness" herein, which Indebtedness is evidenced by documents, instruments or agreements containing (i) subordination terms identical to those contained in the Subordinated Debentures or other subordination terms acceptable to the Majority Lenders in their sole discretion and (ii), except as provided in the next sentence, other terms and conditions which, in the Majority Lenders' judgment, are not materially different from those of the Subordinated Debentures. Notwithstanding the immediately preceding clause (ii), Subordinated Indebtedness may have such interest rate terms as Guarantor may determine in its sole discretion, so long as any such provisions providing for the mandatory payment of interest would not require the payment of interest in respect of such Subordinated Indebtedness and all other Indebtedness of Guarantor permitted under Section 6.(g)(ii) and (iii) of the Guaranty (assuming Guarantor is not in default thereof), at a weighted average fixed rate in excess of 6.0%.

      "Subscriber" means a Person subscribing for shares of Guarantor's capital stock or Subordinated Indebtedness of Guarantor issued as permitted under
Section 6.(g)(ii) or (iii) of the Guaranty, in each case pursuant to a Subscription Agreement.

      "Subscription Agreement" means a Subscription Agreement entered into by Guarantor and a Subscriber similar to the agreement attached as Exhibit H, and in any event in form and substance reasonably satisfactory to Agent, pursuant to which a Subscriber agrees to purchase (a) capital stock of Guarantor or (b) Subordinated Indebtedness of Guarantor issued as permitted under Section 6.(g)(ii) or (iii) of the Guaranty.

      "Subsidiary" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are at the time directly or indirectly owned by another Person, or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such other Person.

      "Tangible Net Worth" means, with respect to a Person, at any date the Net Worth of such Person less its Intangible Assets, all determined as of such date in accordance with generally accepted accounting principles.

      "Term Loan" has the meaning given that term in Section 2.12.

      "Termination Date" means the date four years after the Revolving Credit Termination Date.

      "Total Liabilities" means, as to any Person, at a particular date, all liabilities which would, in conformity with generally accepted accounting principles, be properly classified as a liability on the balance sheet of such Person as at such date, and in any event shall (a) include (without duplication)
(i) all Contingent Obligations of such Person and (ii) liabilities of any Affiliate of such Person that is not a Consolidated Subsidiary of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis and (b) not include (i) any accounts payable owing to a trade creditor and which is not evidenced by any instrument, (ii) accrued expenses,
(iii) deferred taxes on unrealized gains and (iv) declared but unpaid dividends.

      "Traded Security" means a Qualifying Security which Agent determines in its sole discretion meets all of the following conditions at the time of determination thereof:

      (a) such Qualifying Security (i) is listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange in the United States of America; (ii) has price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System or (iii) or is listed on the principal national securities exchange in Luxembourg, Amsterdam or other European country acceptable to Agent;

      (b) such Qualifying Security is not subject to any instrument, document or agreement which in any way prohibits the sale of such Qualifying Security for any specified period of time or otherwise (other than any agreement between Borrower and an underwriter entered into in connection with an offering by such underwriter of Securities of the Issuer of such Qualifying Security, in which agreement Borrower agrees not to sell such Qualifying Security for a period ending no later than 90 days after such offering); and

      (c) the offer and sale of such Qualifying Security by Agent when exercising any of its rights and remedies under the Borrower Pledge Agreement or otherwise would not be subject to any registration requirements or other restrictions under the Securities Act or other Applicable Law other than (i) volume limitations imposed under Rule 144(e) of the Securities Act and (ii) other restrictions related to the timing of offers and sales consented to by the Majority Lenders in writing.

      "Type" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.

      "UCC" means the Uniform Commercial Code as in effect in the State of Georgia.

      "Unfunded Subscription Amount" means, with respect to a Subscription Agreement and at the time of determination thereof, the aggregate amount of funds which Guarantor can receive from the Subscriber a party thereto upon issuance of Guarantor's capital stock or Subordinated Indebtedness to such Subscriber in accordance with the terms of such Subscription Agreement.

      SECTION 1.2.   Accounting Terms and Determinations; Time References.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the most recent audited financial statements of Borrower delivered to Lenders; provided that, if Borrower notifies Agent that Borrower wishes to amend any covenant in Section
6.7. or 6.12.(a) hereof, or Guarantor wishes to amend any covenant in Section 6.(g), 6.(k)(i) or 6.(n) through (p) of the Guaranty, to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if Agent notifies Borrower or Guarantor that the Majority Lenders wish to amend any such Section for such purpose), then the compliance by Borrower or Guarantor, as the case may be, with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower or the Guarantor, as the case may be, and the Majority Lenders. Unless otherwise indicated, all references to time are references to San Francisco, California time.

      SECTION 1.3.  Subsidiaries.

      Unless explicitly set forth to the contrary, a reference to "Subsidiary" shall mean a Subsidiary of Borrower and a reference to an "Affiliate" shall mean a reference to an Affiliate of Borrower.

      SECTION 1.4.  Interpretation Generally.

      References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement or any other Loan Document to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, as updated from time to time,
(b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time.
Terms not otherwise defined herein and which are defined in the UCC are used herein with the respective meanings given them in the UCC. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                         ARTICLE II.  CREDIT FACILITY

      SECTION 2.1.  Making of Revolving Loans.

      Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Revolving Loans to Borrower during the period from and including the Effective Date to but excluding the Revolving Credit Termination Date, in an aggregate principal amount not to exceed such Lender's Pro Rata Share of the lesser of (a) the Revolving Commitment and (b) the Borrowing Base. Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (except that any such Revolving Loan may be in the aggregate amount of the unused Commitments). Notwithstanding any other provision of this Agreement or any other Loan Document, no Revolving Loan shall be made to Borrower if Agent determines that the making of such Revolving Loan would result in a violation of the margin requirements of Regulation U as specified in 12 C.F.R. (S) 221.3(a)(1) or Regulation G as specified in 12 C.F.R.
(S) 207.3(b). Within the foregoing limits and subject to the other terms of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans. Upon the Effective Date, all Revolving Loans under the Existing Credit Agreement outstanding on the Effective Date shall be deemed to be Revolving Loans to Borrower outstanding hereunder being of the same Types and Interest Periods. As of the Effective Date, such Revolving Loans shall be allocated among the Lenders in accordance with their Pro Rata Shares based on the amount of the Lenders' Commitments as set forth on Annex I hereto. Each Lender agrees to make such payments to the other Lenders and any Person who ceased to be a Lender upon the Effective Date in such amounts as are necessary to effect such allocation. All such payments shall be made to Agent for the account of the Person to be paid.

      SECTION 2.2.  Requests for Revolving Loans.

      Not later than 9:00 a.m. at least one Business Day prior to a borrowing of Base Rate Loans and not later than 10:00 a.m. at least three Business Days prior to a borrowing of LIBOR Loans, Borrower shall deliver to Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the principal amount of the Revolving Loan to be borrowed, the date such Revolving Loan is to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loan, the Type of the requested Revolving Loan and if such Revolving Loan is to be a LIBOR Loan, the initial Interest Period for such Revolving Loan. Each Notice of Borrowing shall be irrevocable once given and binding on Borrower. Prior to delivering a Notice of Borrowing, Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that Agent provide Borrower with the most recent LIBO Rate available to Agent. Agent shall provide such quoted rate to Borrower and to Lenders on the date of such request or as soon as possible thereafter.

      SECTION 2.3.  Funding.

      (a) Promptly after receipt of a Notice of Borrowing under Section 2.2., Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the Revolving Loan requested by Borrower with Agent at Agent's Lending Office, in immediately available funds not later than 9:00 a.m. on the date of such proposed Revolving Loan. Upon fulfillment of all applicable conditions set forth herein, Agent shall make available to Borrower at Agent's Lending Office, not later than 11:00 a.m. on the date of the requested Revolving Loan, the proceeds of such amounts received by Agent. The failure of any Lender to deposit the amount described above with Agent shall not relieve any other Lender of its obligations hereunder to make its Pro Rata Share of a Revolving Loan.

      (b) Unless Agent shall have been notified by any Lender that such Lender will not make available to Agent such Lender's Pro Rata Share of a proposed Revolving Loan, Agent may in its discretion assume that such Lender has made such Pro Rata Share of such Revolving Loan available to Agent in accordance with this Section and Agent may, if it chooses, in reliance upon such assumption, make such Pro Rata Share of such Revolving Loan available to Borrower.

      SECTION 2.4.  Continuation.

      So long as no Event of Default shall have occurred and be continuing, Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by Borrower's giving of a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation by Borrower to Agent. Promptly after receipt of a Notice of Continuation, Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. Such notice by Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the date of such Continuation,
(b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on Borrower once given. If Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of Borrower to comply with
Section 2.5.

      SECTION 2.5.  Conversion.

      So long as no Event of Default shall have occurred and be continuing, Borrower may on any Business Day, upon Borrower's giving of a Notice of Conversion to Agent, Convert the entire amount of all or a portion of a Loan of one Type into a Loan of another Type. Promptly after receipt of a Notice of Conversion, Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on Borrower once given. Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or integral multiples of $500,000 in excess of that amount.

      SECTION 2.6.  Interest Rate.

      (a) All Loans. The unpaid principal of each Base Rate Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the Base Rate in effect from day to day. The unpaid principal of each LIBOR Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the LIBO Rate plus the Applicable Margin.

      (b) Default Rate. All past-due principal of, and to the extent permitted by Applicable Law, interest on, the Loans shall bear interest until paid at the Base Rate from time to time in effect plus four percent (4%).

      SECTION 2.7.  Special Provisions for LIBOR Loans.

      (a) Inadequacy of LIBOR Pricing. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period:

          (i) Agent reasonably determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

          (ii) any Lender reasonably determines, which determination shall be conclusive, and notifies Agent that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lender of making or maintaining LIBOR Loans for such Interest Period;

then Agent shall give Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Base Rate Loans into LIBOR Loans and Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan in accordance with Section 2.5.

     (b) Number of Interest Periods. Anything herein to the contrary notwithstanding, there shall not be outstanding at any one time more than ten LIBOR Loans.

     (c) Illegality of LIBOR Loans. If, after the date of this Agreement, the adoption of any Applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund LIBOR Loans, such Lender shall forthwith give notice thereof to Agent and Borrower. Before giving any notice pursuant to this subsection, such Lender shall designate a different LIBOR lending office if such designation will avoid the need for giving such notice and will not be otherwise materially disadvantageous to any such Lender (as determined in the reasonable judgment of such Lender). Upon receipt of such notice, Borrower shall either
(i) repay in full the then outstanding principal amount of any of such Lender's LIBOR Loans, together with accrued interest thereon, or (ii) Convert such Lender's LIBOR Loans to Base Rate Loans, on either (A) the last day of the then-current Interest Period applicable to such LIBOR Loan if such Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or (B) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day.

     (d) Consequential Losses. Borrower shall indemnify Agent and each Lender against any Consequential Loss incurred by Agent and each Lender as a result of
(i) any failure to fulfill, on or before the date specified for such Loan in the applicable Notice of Borrowing, the conditions to such Loan set forth herein, or
(ii) Borrower's requesting that a Base Rate Loan not be Converted into a LIBOR Loan on the date specified for such Conversion in a Notice of Conversion, (iii) Borrower's requesting that a LIBOR Loan not be Continued on the date specified for such Continuation in a Notice of Continuation or (iv) Borrower's requesting that a LIBOR Loan not be made on the date specified for such LIBOR Loan in the Notice of Borrowing. A certificate of Agent and each Lender establishing the amount due from Borrower according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be conclusive in the absence of demonstrable error.

     (e) Increased Costs for LIBOR Loans. If, after the date hereof, any Governmental Authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or shall impose on any Lender (or its eurodollar lending office) or the interbank eurodollar market any other condition affecting its LIBOR Loans, such Lender's Note or its obligation to make LIBOR Loans; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its LIBOR Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, or under such Lender's Note, by an amount reasonably deemed by such Lender to be material, then, within five days after demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Such Lender will (i) notify Agent and Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this subsection as promptly as practicable (but in any event within 120 days) after such Lender obtains actual knowledge of such event, and Borrower shall not be liable for any such increased costs that accrue between the date such notification is required to be given and the date it was actually given and (ii) use good faith and reasonable efforts to designate a different lending office for such Lender's LIBOR Loans if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be materially disadvantageous to such Lender (provided that any such foreign Lender shall have no obligation to so designate a lending office located in the United States of America). A certificate of such Lender claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. If such Lender demands compensation under this Section, then Borrower may at any time, upon at least three Business Days' prior notice to such Lender, either (i) repay in full such Lender's then outstanding LIBOR Loans, together with accrued interest thereon to the date of prepayment or (ii) Convert such Lender's LIBOR Loans to Base Rate Loans in accordance with the provisions of this Agreement; provided, however, that Borrower shall be liable for any Consequential Loss arising pursuant to such actions.

     (f) Effect on Base Rate Loans.  If notice has been given pursuant to
Section 2.7.(a) or (c) requiring LIBOR Loans of a Lender to be repaid or Converted, then unless and until Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Loans shall be Base Rate Loans. If Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Loans from such Lender to be LIBOR Loans.

     (g) Payments Not at End of Interest Period. If Borrower makes any payment of principal with respect to any LIBOR Loan of a Lender on any day other than the last day of an Interest Period applicable to such LIBOR Loan, then Borrower shall reimburse such Lender on demand the Consequential Loss incurred by such Lender as a result of the timing of such payment. A certificate of such Lender setting forth in reasonable detail the basis for the determination of the amount of Consequential Loss shall be delivered to Borrower by Agent and shall, in the absence of demonstrable error, be conclusive and binding. Any Conversion of a LIBOR Loan to a Base Rate Loan on any day other than the last day of the Interest Period for such LIBOR Loan shall be deemed a payment for purposes of this subsection.

     SECTION 2.8.  Capital Adequacy.

     If, after the date hereof, any Lender shall have determined that either (a) the adoption of any law, rule, regulation or guideline of general applicability regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (b) compliance by such Lender (or any lending office of such Lender) with any request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its or Borrower's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within ten days after demand by such Lender, which demand shall include a calculation and a reference to the law, rule or regulation, Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Such Lender will notify Agent and Borrower of any such determination which will entitle such Lender to compensation pursuant to this subsection as promptly as practicable (but in any event within 120 days) after such Lender obtains actual knowledge of the event or condition prompting such Lender to make such determination, and Borrower shall not be liable for any such amount or amounts that accrue between the date such notification is required to be given and the date it was actually given. A certificate of such Lender claiming compensation under this Section and setting forth the additional amount of amounts to be paid to it hereunder, together with the description of the manner in which such amounts have been calculated, shall be conclusive in the absence of demonstrable error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     SECTION 2.9.  Repayment of Loans.

     (a) Payment of Interest. All accrued and unpaid interest on the unpaid principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective

Date, (ii) on the Revolving Credit Termination Date, (iii) on the Termination Date and (iv) on any date on which the principal balance of such Loan is due and payable in full.

     (b) Payment of Principal of Revolving Loans. Subject to Section 2.12., the aggregate outstanding principal balance of all Revolving Loans shall be due and payable in full on the Revolving Credit Termination Date.

     (c) Payment of Principal of Term Loan. Borrower shall repay the principal balance of the Term Loan in consecutive quarterly installments due on the last day of each February, May, August and November following the Revolving Credit Termination Date until the Term Loan is paid in full. The amount of such installments shall be as follows: (i) the first four installments shall each be in the amount of 5.0% of the initial principal balance of the Term Loan (or if the outstanding principal balance of the Term Loan is less than such amount on the due date of any such installment, then in the amount of such outstanding balance) and (ii) if after the payment of such four installments any principal balance shall remain owing on the Term Loan, each remaining installment shall be in the amount of 6.6675% of the initial principal balance of the Term Loan (or if the outstanding principal balance of the Term Loan is less than such amount on the due date of any such installment, then in the amount of such outstanding balance). Notwithstanding the foregoing, the entire outstanding principal balance of the Term Loan shall be due and payable in full on the Termination Date.

     (d) Optional Prepayments. Borrower may, upon at least one Business Day's prior notice to Agent, prepay any Loan in whole at any time, or from time to time in part in an amount equal to $500,000 or integral multiples of $100,000 in excess of that amount. If Borrower shall prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay the amounts, if any, due under Section 2.7.(d).

     (e) Mandatory Prepayments. If at any time the aggregate outstanding principal balance of Loans exceeds the Borrowing Base, then Borrower shall, within fifteen days of Borrower obtaining actual knowledge of the occurrence of such excess, notify Agent of what action Borrower intends to take to eliminate such excess. If such excess is not eliminated within thirty days of Borrower obtaining actual knowledge of the occurrence thereof (whether by Borrower delivering to Agent additional Qualifying Securities under the Borrower Pledge Agreement, by an increase in the market value of the Qualifying Securities, by Borrower repaying an appropriate amount of Loans, or otherwise), then the entire outstanding principal balance of all Loans shall be immediately due and payable in full.

     (f) General Provisions as to Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to Agent at its Lending Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) and shall be made in accordance with the wiring instructions set forth for Agent on Annex I. The parties agree that if Borrower makes any payment due hereunder after 11:00 a.m. but before 5:00 p.m. on the date such payment is due, such late payment shall not constitute a Default under Section 7.1.(a) but shall nevertheless for all other purposes, including but not limited to, the calculation of interest, be deemed to have been paid as of the next succeeding Business Day as provided in the parenthetical phrase of the preceding sentence. Each payment received by Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender, by wire transfer of immediately available funds in accordance with the wiring instructions set forth for such Lender on the Annex I attached hereto, for the account of such Lender at the applicable Lending Office of such Lender. In the event Agent fails to pay such amounts to such Lender within one Business Day of receipt by Agent, Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

     SECTION 2.10.  Voluntary Reductions of the Revolving Commitment.

     Borrower may terminate or reduce the amount of the Revolving Commitment at any time and from time to time without penalty or premium upon not less than three Business Days prior notice to Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitment shall not be less than $1,000,000 and integral multiples of $1,000,000 in excess of that amount) and shall be irrevocable once given and effective only upon receipt by Agent; provided, however, that if Borrower seeks to reduce the Revolving Commitment below $15,000,000, then the Revolving Commitment shall be reduced to zero and except as otherwise provided herein, the provisions of this Agreement shall terminate. The Revolving Commitment, once reduced pursuant to this Section, may not be increased. Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitment to Agent for the account of Lenders.

     SECTION 2.11.  Extension of Revolving Credit Termination Date.

     (a) Borrower may request Agent and Lenders to extend the current Revolving Credit Termination Date by successive one-year intervals by executing and delivering to Agent at least 75 days but no more than 90 days prior to the date one year prior to the current Revolving Credit Termination Date, a written request in the form of Exhibit I (an "Extension Request"). Agent shall forward to each Lender a copy of each Extension Request delivered to Agent promptly upon receipt thereof. Borrower understands that this Section has been included in this Agreement for Borrower's convenience in requesting an extension and acknowledges that none of Lenders nor Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Revolving Credit Termination Date at any time. If all Lenders shall have notified Agent on or prior to the date which is 45 days prior to the date one year prior to the Revolving Credit Termination Date that they accept such Extension Request, the Revolving Credit Termination Date shall be extended for one year. If any Lender shall not have notified Agent on or prior to the date which is 45 days prior to the date one year prior to the Revolving Credit Termination Date that it accepts such Extension Request, the Revolving Credit Termination Date shall not be extended. Agent shall promptly notify Borrower whether the Extension Request has been accepted or rejected as well as which Lender or Lenders rejected Borrower's Extension Request (each such Lender a "Rejecting Lender").

     (b) Notwithstanding the preceding subsection (a), if Borrower receives notification from Agent that an Extension Request has been rejected (a "Notice of Rejection"), and provided that the aggregate amount of Commitments of the Rejecting Lenders does not exceed 20% of the aggregate amount of Commitments then outstanding, Borrower may elect, with respect to each such Rejecting Lender, by giving written notice to Agent of any such election within 30 days after receipt by Borrower of a Notice of Rejection, to either require such Rejecting Lender to assign its respective Commitment to another financial institution as contemplated in the immediately following clause (i) or to pay in full the amount of Revolving Loans, interest and fees owing to such Rejecting Lender and terminate such Rejecting Lender's Commitment as contemplated in the immediately following clause (ii). If Borrower has made a timely election as permitted by the preceding sentence, then Borrower shall take either of the following actions as specified in such election: (i) demand that such Rejecting Lender, and upon such demand such Rejecting Lender shall promptly, assign its respective Commitment to another financial institution subject to and in accordance with the provisions of Section 9.8.(c) for a purchase price equal to such Rejecting Lender's Pro Rata Share of the aggregate principal balance of Revolving Loans then outstanding plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Rejecting Lender, any such assignment to be completed within 45 days after receipt by Borrower of a Notice of Rejection or (ii) within 45 days after receipt by Borrower of a Notice of Rejection, pay to such Rejecting Lender such Rejecting Lender's Pro Rata Share of the aggregate principal balance of Revolving Loans then outstanding plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Rejecting Lender, whereupon such Rejecting Lender's Commitment shall terminate, such Rejecting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents and the Revolving Commitment shall immediately and permanently be reduced by an amount equal to the amount of such Rejecting Lender's respective Commitment. If all Rejecting Lenders have either assigned their Commitments to other financial institutions as contemplated by the preceding clause (i) or have been paid the amounts specified in the preceding clause (ii), then the Borrower's Extension Request which was initially rejected shall be deemed to have been granted and accordingly the Revolving Credit Termination Date shall be extended by one year, otherwise the Revolving Credit Termination Date shall not be extended. If the aggregate amount of Commitments of the Rejecting Lenders exceeds 20% of the aggregate amount of Commitments then outstanding, the Revolving Credit Termination Date shall not be extended.

     SECTION 2.12.  Term Loan Conversion.

     Subject to the terms and conditions of this Agreement, if any Extension Request of Borrower shall be denied, Borrower may then elect to convert on the date one year prior to the current Revolving Credit Termination Date the aggregate principal amount of Revolving Loans then outstanding into a term loan owing to Lenders (the "Term Loan") provided (a) Borrower has given Agent not less than fifteen-days' prior notice of Borrower's intention to so convert the Revolving Loans and (b) the conditions set forth in Section 4.3. have been satisfied as of the date one year prior to the current Revolving Credit Termination Date. Upon the effectiveness of the conversion of the outstanding principal balance of Revolving Loans into the Term Loan as contemplated by this Section, Borrower shall have no right to borrow, and no Lender shall have any obligation to make, any Revolving Loans.

     SECTION 2.13. Notes.

     The obligation of Borrower to repay the Loans shall, in addition to this Agreement, be evidenced by the Notes.

                     ARTICLE III. GENERAL LOAN PROVISIONS

SECTION 3.1. Fees.

     (a) During the period commencing January 1, 1995 to but excluding September 30, 1996, Borrower agrees to pay Agent for the account of Lenders an unused facility fee equal to one-eighth of one percent (0.125%) per annum of the average daily amount by which the Revolving Commitment exceeds the aggregate outstanding principal balance of Revolving Loans. During the period commencing October 1, 1996 to but excluding the Revolving Credit Termination Date, Borrower agrees to pay Agent for the account of Lenders an unused facility fee equal to the portion of the average daily amount by which the Revolving Commitment exceeds the aggregate outstanding principal balance of Revolving Loans set forth below multiplied by the corresponding per annum rate applicable to that portion.


Portion of Amount by Which Revolving
Commitment Exceeds Revolving Loans         Unused Fee
----------------------------------------------------------
$0 to and including $100,000,000              0.125%
----------------------------------------------------------
Greater than $100,000,000 and less           0.1875
than or equal to $200,000,000
----------------------------------------------------------
Greater than $200,000,000                      0.25%
----------------------------------------------------------

Such fee shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Credit Termination

Date. Borrower acknowledges that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes.

     (b) If, pursuant to Section 2.11., Lenders grant an extension of the Revolving Credit Termination Date, Borrower agrees to pay to Agent for the account of Lenders an extension fee equal to the following percentage of the Revolving Commitment at such time: (i) three-sixteenths of one percent (0.1875%) for an extension of the Revolving Credit Termination Date of August 19, 1997 to November 15, 1998 as effected by the amendment and restatement of the Existing Credit Agreement and (ii) three-twentieths of one percent (0.15%) for extensions of any later Revolving Credit Termination Date. Such fee shall be payable on the date on which Lenders grant such extension.

     (c) If, pursuant to Section 2.12., the outstanding balance of Revolving Loans is converted into the Term Loan, Borrower agrees to pay to Agent for the account of Lenders a conversion fee equal to one-quarter of one percent (0.25%) per annum of the principal balance of the Term Loan outstanding on each date such fee is payable. Such fee shall be payable on the first, second and third anniversary dates of such conversion and shall be paid within 5 Business Days of such anniversary date.

     (d) Borrower agrees to pay to Agent such fees for services rendered by Agent as shall be separately agreed upon between Borrower and Agent.

     SECTION 3.2. Computation of Interest and Fees.

     Interests on the Loans and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day of a period).

     SECTION 3.3. Pro Rata Treatment.

     Unless set forth to the contrary herein, (a) each borrowing of a Revolving Loan, (b) each payment by Borrower with respect to any Loan, (c) each other payment to be made by Borrower hereunder or under any Loan Document and (d) any amounts received with respect to the sale, disposition, foreclosure or other transfer of any Collateral, shall be made by, or credited to the account of, Lenders in accordance with their respective Pro Rata Shares. Each payment of interest on the Loans made by Borrower shall be made for the account of Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders. The fees referred to in Section 3.1.(d) shall be for the account of only Agent.

    SECTION 3.4. Sharing of Payments, Etc.

     Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of Borrower at any of such Lender's offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender hereunder) which is not paid when due after the expiration of any applicable grace periods (regardless of whether such balances are then due to Borrower), in which case such Lender shall promptly notify Borrower, all other Lenders and Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement, or shall obtain payment on any other Obligation owing by Borrower through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by Borrower to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to the immediately preceding Section, should be distributed to Lenders in accordance with their Pro Rata Shares, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) in accordance with their respective Pro Rata Shares. To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders made by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

     SECTION 3.5. Defaulting Lenders.

     If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of ten Business Days after notice from Agent, then, in addition to the rights and remedies that may be available to Agent or Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of Agent or to be taken into account in the calculation of Majority Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to Agent of any amount required to be paid to Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Agent or Borrower may have under the immediately preceding provisions or otherwise, Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate,

(ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Agent in respect of a Defaulting Lender's Pro Rata Share of the Loans shall not be paid to such Defaulting Lender and shall be held by Agent and either applied against the purchase price of such Pro Rata Share of the Loans under Section 3.6. or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

     SECTION 3.6. Purchase of Defaulting Lender's Pro Rata Share.

     (a) Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Pro Rata Share of the Loans. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Pro Rata Share of the Loans as they may mutually agree. Upon any such purchase of the Pro Rata Share of the Loans of a Defaulting Lender, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 9.8.(c), shall pay to Agent an assignment fee in the amount of $6,000.

     (b) The purchase price for the Pro Rata Share of the Loans of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by Borrower to the Defaulting Lender. Prior to payment of such purchase price to Defaulting Lender, Agent shall apply against such purchase price any amounts payable in respect of such Pro Rata Share of the Loans as contemplated by the last sentence of Section 3.5. The Defaulting Lender shall be entitled to receive amounts owed to it by Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by Agent from or on behalf of Borrower. There shall be no recourse against any Lender or Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

     SECTION 3.7. Usury.

     In no event shall the amount of interest due or payable on the Loans exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal. It is the express intent of the parties hereto that Borrower not pay and Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under Applicable Law.

     SECTION 3.8. Agreement Regarding Interest and Charges.

     THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SECTION 2.6. THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY LENDERS AND AGENT ON BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL AGENCY FEES, FACILITY FEES, UNUSED FACILITY FEES, EXTENSION FEES, UNDERWRITING FEES, DEFAULT CHARGES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY AGENT OR ANY LENDER TO THIRD PARTIES OR FOR DAMAGES INCURRED BY AGENT OR ANY LENDER, ARE CHARGES MADE TO COMPENSATE AGENT OR ANY SUCH LENDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY AGENT AND LENDERS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY PURSUANT TO OFFICIAL CODE OF GEORGIA ANNOTATED
SECTION 7-4-2 OR 7-4-18. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

     SECTION 3.9. Statements of Account.

     Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower absent demonstrable error. The failure of Agent or any Lender to maintain or deliver such a statement of accounts shall not relieve or discharge Borrower from its obligations hereunder.

    SECTION 3.10. Agent's Reliance.

     Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice permitted under this Agreement which Agent or such Lender believes reasonably and in good faith to have been given by an individual authorized to deliver a Notice of Borrowing, Notice of Conversion, Notice of Continuation or Extension Request on behalf of Borrower.

     SECTION 3.11. Liens on Collateral.

     Pursuant to the terms of the Collateral Documents to which it is a party, Borrower has granted to Agent, for the benefit of Lenders a valid, enforceable, perfected, first-priority and (except for Permitted Liens) only security interest and Lien in and to the Collateral in which Borrower has rights as security for the Obligations. Pursuant to the terms of the Collateral Documents to which it is a party, Guarantor has granted to Agent, for the benefit of Lenders a valid, enforceable, perfected, first-priority and (except for Permitted Liens) only security interest and Lien in and to the Collateral in which it has rights as security for the Obligations (as defined in the Guaranty).

     SECTION 3.12. Option to Replace Lenders.

     If pursuant to Section 2.1., Agent shall determine that the making of a Revolving Loan requested by Borrower will result in a violation by a Lender (the "Affected Lender") subject to Regulation G of the margin requirements of Regulation G but not those of Regulation U, then, so long as there does not then exist any Default or Event of Default, Borrower may either (a) demand that the Affected Lender, and upon such demand the Affected Lender shall promptly, assign its Commitment to another financial institution subject to and in accordance with the provisions of Section 9.8.(c) for a purchase price equal to the Affected Lender's Pro Rata Share of the aggregate principal balance of Revolving Loans then outstanding plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (b) pay to the Affected Lender the Affected Lender's Pro Rata Share of the aggregate principal balance of Revolving Loans then outstanding plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents and the Revolving Commitment shall immediately and permanently be reduced by an amount equal to the amount of the Affected Lender's Commitment.

     SECTION 3.13. Foreign Lenders.

     On or before the Effective Date, each Foreign Lender shall deliver to Agent and Borrower (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Agreement and the Note payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and (ii) if requested by Agent or Borrower, a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to Agent and Borrower two further copies of such Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form previously delivered expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by such Foreign Lender to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower and Agent, (i) in the case of a Form 1001 or 4224, certifying that such Foreign Lender is entitled to receive payments under this Agreement and the Note payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in any Applicable Law of the United States of America or official interpretation thereof has occurred after the Effective Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                            ARTICLE IV. CONDITIONS

     SECTION 4.1. Effectiveness.

     The effectiveness of this Agreement and the obligation of Lenders to make any Loans to Borrower in accordance with the terms hereof are subject to the condition precedent that Borrower deliver to Agent each of the following, each of which shall be in form and substance satisfactory to Agent:

     (a)  counterparts of this Agreement executed by each of the parties hereto;

     (b) Notes executed by Borrower, payable to each Lender and complying with the terms of Section 2.13.;

     (c)  the Borrower Pledge Agreement executed by Borrower;

     (d)  the Guaranty executed by Guarantor;

     (e) UCC amendment statements executed by Guarantor and Borrower with respect to existing financing statements to reflect the amendment and restatement of the Existing Credit Agreement;

     (f) the opinion of Mayer, Brown and Platt, counsel to Borrower and Guarantor, and addressed to Agent and Lenders in substantially the form of Exhibit J;

     (g) an opinion of King & Spalding, local Georgia counsel to Borrower and Guarantor, and addressed to Agent and Lenders in substantially the form of Exhibit K;

     (h) the articles of incorporation of Borrower certified as of a recent date by the Secretary of State of the State of Nevada;

     (i) a Certificate of Good Standing issued as of a recent date by the Secretary of State of the State of Nevada and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which Borrower is required to be so qualified;

     (j) a certificate of incumbency signed by the Secretary or Assistant Secretary of Borrower with respect to each of the officers of Borrower authorized to execute and deliver the Loan Documents to which Borrower is a party;

     (k) certified copies (certified by the Secretary or Assistant Secretary of Borrower) of the by-laws of Borrower and of all corporate or other necessary action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

     (l) the articles of incorporation of Guarantor certified as of a recent date by the Secretary of State of the State of Maryland;

     (m) a Certificate of Good Standing issued as of a recent date by the Secretary of State of the State of Maryland and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which Guarantor is required to be so qualified;

     (n) a certificate of incumbency signed by the Secretary or Assistant Secretary of Guarantor with respect to each of the officers of Guarantor authorized to execute and deliver the Loan Documents to which Guarantor is a party;

     (o) certified copies (certified by the Secretary or Assistant Secretary of Guarantor) of the by-laws of Guarantor and of all corporate or other necessary action taken by Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

     (p) a Form FR U-1 and a Form FR G-3 executed by Borrower with respect to the Collateral in which it has rights;

     (q) such other documents and instruments as Agent or any Lender may reasonably request.

    SECTION 4.2. Revolving Loans.

     The obligation of Lenders to make a Revolving Loan is subject to the condition precedent that the following conditions be satisfied in the judgment of Agent:

     (a)  timely receipt by Agent of a Notice of Borrowing;

     (b) the proposed use of proceeds of such Revolving Loan set forth in the Notice of Borrowing is consistent with the provisions of Section 6.9.;

     (c) immediately before and after the making of such Revolving Loan, no Default (including without limitation the existence of the condition described in Section 2.9.(e)) or Event of Default shall have occurred and be continuing; and

     (d) the representations and warranties of Borrower and Guarantor contained in the Loan Documents to which either is a party shall be true in all material respects on and as of the date of such Revolving Loan except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of each Notice of Borrowing and the making of each Loan shall constitute a certification by Borrower to Agent and Lenders that the statements in the immediately preceding clauses (b) through (d) are true.

     SECTION 4.3. Conditions to Conversion to Term Loan.

     The right of Borrower to convert Revolving Loans into the Term Loan under
Section 2.12. is subject to the condition precedent that the following conditions be satisfied in the judgment of Agent:

     (a)  timely receipt by Agent of the notice required under such Section;

     (b) immediately before and after such conversion, no Event of Default shall have occurred and be continuing; and

     (c) the representations and warranties of Borrower and Guarantor contained in the Loan Documents to which either is a party shall be true in all material respects on and as of the date of such conversion except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of the notice required under such Section shall constitute a certification by Borrower to Agent and Lenders that the statements in the immediately preceding clauses (b) and (c) are true.

     SECTION 4.4. Conditions as Covenants.

     If Lenders make the initial Revolving Loan prior to the satisfaction of all conditions precedent set forth in Section 4.1., Borrower shall nevertheless cause such condition or conditions to be satisfied within five Business Days after the date of the making of such initial Revolving Loan.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent and each Lender as follows:

     SECTION 5.1. Existence and Power.

     Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Materially Adverse Effect on Borrower.

     SECTION 5.2. Ownership Structure.

     Schedule 5.2. correctly sets forth the corporate structure and ownership interests of Borrower and all of its Consolidated Subsidiaries including the correct legal name of Borrower and each such Subsidiary, and Borrower's relative equity interest in each such Subsidiary.

     SECTION 5.3. Authorization of Agreement, Notes, Loan Documents and Borrowings.

     Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder and to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby. This Agreement, the Notes and each of the other Loan Documents to which Borrower is a party have been duly executed and delivered by the duly authorized officers of Borrower and each is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

     SECTION 5.4. Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc.

     The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which Borrower is a party in accordance with their respective terms and the borrowing of Loans hereunder do not and will not, by the passage of time, the giving of notice or otherwise (a) require any Governmental Approval or violate any Applicable Law relating to Borrower the failure to possess or to comply with which would have a Materially Adverse Effect on Borrower; (b) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect on Borrower; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower other than Permitted Liens.

     SECTION 5.5. Compliance with Law; Governmental Approvals.

     Borrower is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to Borrower, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on Borrower and in respect of which (if Borrower has actual knowledge of such Applicable Law or Governmental Approval) adequate reserves have been established on the books of Borrower.

     SECTION 5.6. Indebtedness and Guarantees.

     The Borrower has no Indebtedness or Guarantees other than the Indebtedness hereunder and under the other Loan Documents to which the Borrower is a party.

    SECTION 5.7. Transactions with Affiliates.

     Borrower is not a party to any transaction with any Affiliate which is in violation of Section 6.12.(b).

     SECTION 5.8. Absence of Defaults.

     Borrower is not in default under its articles of incorporation or its bylaws, and no event has occurred, which has not been remedied, cured or waived
(a) which constitutes a Default or an Event of Default; or (b) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute, a default or event of default by Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which Borrower is a party or by which Borrower or any of its properties may be bound.

     SECTION 5.9. Financial Information.

     The consolidated balance sheet of Borrower as at December 31, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year then ending, reported on by Arthur Andersen & Co., and the unaudited consolidated balance sheet of Borrower as at March 31, 1996 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal quarter then ending, copies of all of which have been delivered to Agent and Lenders, fairly present, in conformity with generally accepted accounting principles, the financial position of Borrower as of such date and its results of operations and cash flows for such fiscal year and period. Since December 31, 1995 and with reference to such date, there has been no material adverse change in the financial position or results of operations of Borrower and its Consolidated Subsidiaries taken as a whole.

     SECTION 5.10. Litigation.

     There is no action, suit or proceeding pending against, or to the knowledge of Borrower threatened against or affecting, any Related Company before any court or arbitrator or any governmental body, agency or official (a) which would reasonably be expected to materially adversely affect the business, properties, financial position, results of operations or prospects of Borrower or (b) which in any manner draws into question the validity of any Loan Document.

     SECTION 5.11. ERISA.

     Borrower does not maintain, and has not at any time maintained, any Plan subject to the provisions of ERISA and is not, and has not at any time been, a member of any ERISA Group with any Person that has at any time maintained any such Plan.

     SECTION 5.12. Environmental Matters.

     In the ordinary course of their business, the Related Companies conduct an ongoing review of the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 5.13. Taxes.

     As of the date hereof, no United States Federal income tax returns of the "affiliated group" (as defined in the Internal Revenue Code) of which Borrower is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

     SECTION 5.14. Other Related Companies.

     Each of the corporate Related Companies other than Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

     SECTION 5.15. Not an Investment Company.

     Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 5.16. Full Disclosure.

     All written information furnished by or on behalf of Borrower or Guarantor to Agent and Lenders for purposes of or in connection with this Agreement and the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of Borrower or Guarantor to Agent and Lenders will be true and accurate in all material respects on the date as of which such information is stated or certified and does not, and will not, fail to state any material facts necessary to make the statements contained therein not misleading. Borrower has disclosed to Agent in writing any and all facts known to Borrower which materially and adversely affect or may affect (to the extent Borrower can now reasonably foresee), the business, operations or financial condition of Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of Borrower to perform its obligations under the Loan Documents.

     SECTION 5.17. Insurance.

     Schedule 5.17. sets forth a true and correct description of the insurance coverage maintained by or on behalf of Borrower currently in effect.

     SECTION 5.18. Not Plan Assets.

     The assets of Borrower do not and will not constitute plan assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts thereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

     SECTION 5.19. Sole Shareholder.

     Guarantor owns all of the issued and outstanding capital stock of Borrower.

     SECTION 5.20. Liens.

     The liens and security interests granted to Agent pursuant to the Collateral Documents are valid and enforceable first-priority Liens subject only to Permitted Liens.

     SECTION 5.21. Pledged Shares.

     Schedules 5.21.(A), (B), (C) and (D) are true, correct and complete descriptions of the transactions pursuant to which Borrower (or Guarantor prior to the Contribution) acquired the Pledged Shares of Security Capital Industrial Trust, Security Capital Atlantic Incorporated, Security Capital Pacific Trust and Security Capital U.S. Realty, respectively, including the date of acquisition, the number of Pledged Shares so acquired, the identity of the Person from whom acquired, the per share acquisition price (if applicable) and when the full acquisition price was paid or given (if applicable). As of the date hereof, none of the Pledged Shares issued by Security Capital Pacific Trust are "restricted securities" as such term is defined in Rule 144 of the Securities Act. As of the date hereof, 19,012,884 of the Pledged Shares issued by Security Capital Industrial Trust are such "restricted securities", all of which (other than 10,004 shares acquired from certain employees) have been held by Borrower for more than two years for purposes of Rule 144 of the Securities Act, and the remaining 20,339,601 of such Pledged Shares are not such "restricted securities". For the purposes of this Section, the term Pledged Shares shall have the meaning given to such term in the Pledge Agreement.

     SECTION 5.22. Assets.

     As of the date hereof, Borrower has no assets other than (a) the Pledged Collateral (as defined in the Borrower Pledge Agreement) and the registration rights associated with such Pledged Collateral, (b) New Investments, (c) cash, cash equivalents, bank accounts, office furniture, equipment and supplies, leases for office space and other assets used by Borrower in the operation of its business and (d) the Guarantor Note. As of the date hereof, the aggregate value of the assets described in the immediately preceding clause (c) (excluding bank accounts) does not exceed $1,000,000.

     SECTION 5.23. Business Purposes and Objects.

     The purposes and objects for which Borrower is organized are (a) to hold, buy and sell interests in and organize, capitalize, promote and control publicly and privately held real estate investment trusts and corporations electing to be taxed as real estate investment trusts and other entities engaged in the ownership, acquisition, development, sale, leasing and operation of real property and related assets (or companies or other entities which directly or indirectly own such entities); (b) to hold, buy and sell interests in and organize, capitalize and control corporations or other entities providing services to real estate investment trusts, corporations or other entities, including, without limitation, general management, property management, development, acquisitions, due diligence, research, capital markets, accounting and legal services and such other services as such real estate investment trusts, corporations or other entities may require from time to time (or companies or other entities which directly or indirectly own such entities); and
(c) all other purposes and objects necessary, appropriate, convenient, conducive or advisable to the purposes and objects listed in clauses (a) and (b).

     SECTION 5.24. Separateness Representations.

     (a) Consolidation of the business operations of Borrower and Guarantor, when taken together with the elimination of the financial benefits of the transactions, would not result in any significant cost savings or in significantly greater efficiency of such combined business operations.

     (b) Borrower has not concealed and will not conceal from any interested party any transfers made in connection with the Contribution. Borrower did not enter into the transactions contemplated by the Existing Credit Agreement and the Assignment and Assumption Agreement with the intent of hindering, delaying or defrauding its creditors.

     (c) Borrower's management has made a diligent analysis of the business and operations of Borrower, and is reasonably confident that Borrower is and will be: (i) adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business and intended purposes;
(ii) solvent; and (iii) able to pay its debts as they come due. As a result of the foregoing, Borrower's management believes that Borrower will be able to conduct its business as a stand alone entity, independent of financial assistance of any Person. Borrower's management does not anticipate any need for Guarantor to loan money or contribute capital to Borrower, although it is possible that Guarantor may take either of these actions in the future.

     SECTION 5.25. Solvency.

     (a) The fair value and the fair salable value of Borrower's assets (excluding any Indebtedness due from any Affiliate of Borrower) are each in excess of the fair valuation of Borrower's total liabilities (including all contingent liabilities); and (b) Borrower is able to pay its debts or other obligations in the ordinary course as they mature and (c) Borrower has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

                            ARTICLE VI.   COVENANTS

     Borrower agrees that, so long as Lenders have any Commitments hereunder or any Obligation remains unpaid:

     SECTION 6.1. Information.

     Borrower will deliver to Agent:

     (a) as soon as available and in any event within ninety days after the end of each respective fiscal year of Borrower and any of its Subsidiaries the financial statements of which are audited, a balance sheet of such Person as of the end of such fiscal year and the related statements of funds from operations or earnings, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and in the case of each such Subsidiary, reported on (other than the statement of funds from operations) in a manner acceptable to Agent by independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within forty-five days after the end of each of the first three fiscal quarters of each respective fiscal year of Borrower and any of its Subsidiaries the financial statements of which are audited, a balance sheet of such Person as of the end of such quarter and the related statements of funds from operations or earnings, stockholders' equity and cash flows for such quarter and for the portion of such Person's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of such Person's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (subject to absence of full footnote disclosures and other than the statement of funds from operations) and consistency by the President, Managing Director, Treasurer or controller of such Person (which officer shall be authorized to so certify such statements);

     (c) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (a) and (b), a certificate of the President, Managing Director, Treasurer or controller of Borrower (which officer shall be authorized to execute such certificate) (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 6.7. and 6.12. on the date of such financial statements, (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) setting forth a schedule of all Contingent Obligations of Borrower as of the date of such financial statements, and (iv) setting forth a schedule, in such form as may be reasonably satisfactory to Agent, of information with respect to assets and liabilities of Consolidated Subsidiaries of Borrower;

     (d) as soon as available and in any event within forty-five days after the end of each fiscal quarter, or promptly upon the request of Agent, a report certified by the President, Managing Director, Treasurer or controller of Borrower (which officer shall be authorized to certify such report), setting forth in reasonable detail (i) all Qualifying Securities and the current Market Value thereof, (ii) all Traded Securities and the current Market Value thereof, and (iii) a calculation of the Borrowing Base;

     (e) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clause (a), a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Compliance Certificate delivered simultaneously therewith pursuant to the immediately preceding clause (c);

    (f) promptly upon receipt thereof, copies of all reports submitted to Borrower or its Board of Directors by Borrower's independent public accountants, including without limitation, any management report;

    (g) within five days after any executive officer of Borrower obtains knowledge of any Default or Event of Default, a certificate of the President, Managing Director, Treasurer, controller or Secretary of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

    (h) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports, offering memoranda and proxy statements so mailed;

    (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which Borrower or any of its Affiliates which it directly or indirectly controls shall file with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

    (j) promptly upon the release thereof, copies of all press releases of Borrower and any of its Affiliates which it directly or indirectly controls;

    (k) promptly upon obtaining knowledge thereof, a description in reasonable detail of any action, suit or proceeding commenced or threatened against any of the Related Companies which is reasonably likely to have a Materially Adversely Effect on Borrower;

    (l) promptly upon the occurrence thereof, any material change in the senior management of Borrower;

    (m) promptly upon the occurrence thereof, any amendment to the bylaws of Borrower;

    (n) promptly upon the filing thereof, the annual report of Borrower filed with the Secretary of State of the State of Nevada;

    (o) promptly upon Agent's request, (i) amendments or other supplements to any Form FR U-1 or Form FR G-3 delivered under this Agreement, (ii) new Forms FR U-1 or Forms FR G-3, and (iii) such information regarding the Pledged Shares (as defined in the Borrower Pledge Agreement) as Agent may request; and

    (p) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as Agent or any Lender may reasonably request.

     SECTION 6.2.  Payment of Obligations.

     Borrower will pay and discharge, and will cause each Subsidiary (other than any Public Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect on Borrower, and will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 6.3.  Maintenance of Property; Insurance.

     (a) Borrower will keep, and will cause each Subsidiary (other than any Public Subsidiary) to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

     (b) Borrower will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and earthquake if located in designated flood and earthquake zones), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense (provided that the amount of such insurance with respect to earthquakes need not exceed $15,000,000 for property located in California), (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $5,000,000.00 in primary coverage and $25,000,000.00 in umbrella coverage and
(iii) such other insurance coverage in such amounts and with respect to such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A-IX (with respect to liability) and A-XI (with respect to property damage) or such other insurers as Agent may approve in writing. Borrower will deliver to Agent (i) upon request of Agent from time to time full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower.

     (c) Except as otherwise permitted under Section 6.8., Borrower will, and will cause each Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have a Materially Adverse Effect on Borrower.

     SECTION 6.4.  Conduct of Business and Maintenance of Existence.

     Except as otherwise permitted under Section 6.8., Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit the dissolution of a Subsidiary if (a) the Borrower's Board of Directors has determined that such dissolution is in the best interest of Borrower, (b) such dissolution will not be materially disadvantageous to Lenders and (c) such dissolution will not have a Materially Adverse Effect.

     SECTION 6.5.  Compliance with Laws.

     Borrower will comply, and cause each Subsidiary to comply, with all Applicable Laws, including without limitation, all Environmental Laws and ERISA and the rules and regulations thereunder, except where compliance therewith is contested in good faith by appropriate proceedings or the failure to so comply would not have a Materially Adverse Effect.

     SECTION 6.6.  Inspection of Property, Books and Records.

     Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of Agent to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in Borrower's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice so long as no Event of Default shall have occurred and be continuing.

     SECTION 6.7.  Accounts Payable; Indebtedness.

     Borrower will not incur, assume or suffer to exist (a) any accounts payable in excess of $10,000,000 in the aggregate at any time outstanding and (b) any Indebtedness other than:

     (i)   Indebtedness under this Agreement; and

     (ii)  Indebtedness represented by declared but unpaid dividends.

     SECTION 6.8.  Consolidations, Mergers and Sales of Assets.

     Neither Borrower nor any of its Subsidiaries (other than any Public Subsidiary) may (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, a substantial portion of any of its assets to any other Person, except that a Subsidiary may merge or consolidate with another Person or sell, lease or otherwise transfer a substantial portion of its assets to another Person so long as (i) Borrower shall have given Agent at least thirty days prior notice thereof, (ii) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (iii) in the case of a consolidation or merger, the Person surviving such consolidation or merger will be a Subsidiary after giving effect thereto.

     SECTION 6.9.  Use of Proceeds.

     Borrower will only use the proceeds of the Loans made under this Agreement
(a) to finance (i) the purchase by Borrower of Securities issued by Security Capital Pacific Trust, Security Capital Industrial Trust, Security Capital Atlantic Incorporated, Security Capital U.S. Realty and New Investments; (ii) the acquisition of real property by Borrower and (iii) loans from Borrower to such affiliates, none of the Securities of which are traded on any national securities exchange, and (b) for general corporate purposes, including without limitation, the payment of dividends to Guarantor and the making of loans to Guarantor evidenced by the Guarantor Note, in each case to the extent otherwise permitted hereunder, and for no other purposes. Borrower will not use any proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, U and X if such use would result in a violation of any of Regulations G, U and X.

     SECTION 6.10.  ERISA.

     Borrower will not at any time maintain any Plan subject to the provisions of ERISA and will not at any time be a member of any ERISA Group with any Person that has at any time maintained any such Plan.

     SECTION 6.11.  Negative Pledge.

     Borrower will not create, assume or suffer to exist any Lien on any of the Collateral in which it has rights or any of its other assets, now owned or hereafter acquired, except for Permitted Liens.

     SECTION 6.12.  Restricted Payments; and Agreements with Affiliates.

     (a) (i) If no Event of Default shall have occurred and be continuing, Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments during any four fiscal quarter period (or if Borrower has only existed for a shorter period, then such shorter period) in an aggregate amount in excess of 100% of Borrower's Cash Flow Available for Distribution for such four fiscal quarters (or such shorter period), and (ii) if any Event of Default shall have occurred and be continuing, Borrower shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments.

     (b) Borrower shall not, and shall not permit any of its Subsidiaries that are not Public Subsidiaries to, enter into any transaction requiring such Person to pay any amounts to or otherwise transfer property to, or pay any management or other fees to, any Affiliate other than on terms and conditions substantially as favorable to Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 6.13.  ERISA Exemptions.

     Borrower shall not permit any of its assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any Non-ERISA Plan.

     SECTION 6.14.  Separateness Covenant.

     (a) Borrower will maintain Borrower's separate existence and identity and will take reasonable steps to make it apparent to third parties that Borrower is an entity with assets (in particular the Pledged Shares (as defined in the Borrower Pledge Agreement)) and liabilities distinct from those of Guarantor.

     (b) Not in limitation of the generality of the foregoing, Borrower agrees as follows:

          (i) Borrower will not inadvertently commingle its assets in any material respects with those of any other Person and shall take all reasonable steps to maintain its assets in a manner that facilitates their identification and segregation from those of Guarantor;

          (ii) Borrower shall take all reasonable steps to prevent any of Borrower's funds from at any time being pooled with any funds of Guarantor;

          (iii) Borrower will conduct its business in its own name and from an office separate from that of Guarantor or any other Affiliate of Borrower;

          (iv) Borrower will maintain separate corporate records and books of account from those of any other Person;

          (v) Borrower will maintain separate financial statements from those of any other Person; provided, however, financial information about Borrower may be contained in consolidated financial statements issued by Guarantor;

          (vi) Borrower will pay its own liabilities, including the salaries of its own employees, consultants and agents, from its own funds and bank accounts;

          (vii) Borrower will compensate Guarantor at market rates for any services that Guarantor actually renders to Borrower; and

          (viii) Borrower will observe the formalities of a corporation in all material respects.

     (c) Not in limitation of the generality of the foregoing, Borrower further agrees as follows:

          (i) Borrower will not intentionally commingle its assets in any material respects with those of any other Person; and

          (ii) Borrower shall not maintain joint bank accounts or other depository accounts to which Guarantor has access.

     SECTION 6.15.  Independent Director.

     As of the date hereof, Borrower's Independent Director (as defined in Borrower's articles of incorporation) is James R. Wilcox. Borrower shall pay such Independent Director a director's fee not greater than comparable fees received by independent directors of entities similar to Borrower engaging in comparable activities with similar risks. Borrower will not permit such Independent Director to be a trustee in bankruptcy for Guarantor.

     SECTION 6.16.  Guarantor Note.

     Borrower will not amend, supplement, restate or otherwise modify any of the terms of the Guarantor Note without the prior written consent of the Majority Lenders.

     SECTION 6.17.  Compliance with and Amendment of Charter or Bylaws.

     Borrower will (a) comply with the terms of its articles of incorporation and bylaws and (b) not amend, supplement, restate or otherwise modify any of the terms of its articles of incorporation.

     SECTION 6.18.  Additional Assets.

     If after the date hereof, the aggregate value of the assets (excluding cash, cash equivalents and bank accounts) described in clause (c) of Section
5.22. shall exceed the amount set forth in such clause, (x) Borrower shall give Agent prompt notice thereof and (y) within ten days of Agent's request, Borrower shall execute and deliver to Agent a security agreement generally in the form of the Guarantor Security Agreement pursuant to which Borrower grants to Agent for the benefit of Lenders, a security interest in substantially all of Borrower's assets (excluding New Investments) that are not already Collateral, together with such other documents, instruments and agreements as Agent may reasonably request to perfect such security interest.

                            ARTICLE VII.  DEFAULTS

     SECTION 7.1.  Events of Default.

     If one or more of the following events shall have occurred and be continuing:

     (a) Borrower shall fail to pay within one Business Day of the due date thereof any principal of any Obligation, or shall fail to pay within three Business Days of the due date thereof any interest, fees or other Obligation;

     (b) Borrower shall fail to observe or perform any covenant or agreement contained in Section 6.1.(g), Section 6.7., Section 6.8., Sections 6.10. through
6.13. inclusive, Section 6.14.(c), or Sections 6.15. through 6.17., inclusive;

     (c) Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding clause (a) or (b)) for a period of thirty days after written notice thereof has been given to Borrower by Agent;

     (d) An Event of Default under and as defined in any Loan Document shall occur and be continuing or Borrower or Guarantor shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents to which it is a party (other than those expressly covered by any other clause of this Section 7.1.) and such failure shall continue beyond any applicable period of grace;

     (e) any representation, warranty, certification or statement made or deemed made (i) by or on behalf of Borrower in this Agreement or in any certificate, financial statement or other Loan Document to which it is a party delivered pursuant to this Agreement or any other Loan Document, or (ii) by or on behalf of Guarantor in the Guaranty, the Guarantor Pledge Agreement or in any certificate, financial statement or other Loan Document to which it is a party delivered pursuant to this Agreement or any other Loan Document, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

     (f) Borrower or Guarantor shall fail to make any payment in respect of any of its Indebtedness (other than the Obligations) in an aggregate principal amount in excess of $10,000,000 when due and such failure shall continue beyond any applicable grace period;

     (g) the maturity of any Indebtedness of Borrower or Guarantor in an aggregate principal amount in excess of $10,000,000 in the case of each such Person, shall have been (i) accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or (ii) required to be prepaid in full prior to the stated maturity thereof;

     (h) Borrower, Guarantor or any Issuer of a Qualifying Security shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (i) an involuntary case or other proceeding shall be commenced against Borrower, Guarantor or any Issuer of a Qualifying Security seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty days; or an order for relief shall be entered against any such Person under the federal bankruptcy laws as now or hereafter in effect;

     (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Borrower or Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of thirty days;

     (k) during any period of twelve consecutive calendar months, individuals who were directors of Borrower or Guarantor on the first day of such period shall cease to constitute a majority of the board of directors of Borrower or Guarantor, as applicable, provided, however, that the directors of Borrower or Guarantor, as applicable; may include new directors that (i) are an officer, director or employee of a Related Company or (ii) are required in order (as a practical matter) for the composition of the board of directors of Borrower or Guarantor, as applicable, to comply with any provision of the articles of incorporation or bylaws of Borrower or Guarantor, as applicable, regarding independent directors;

     (l) if a change in the management of Borrower or Guarantor has occurred there shall have occurred without the consent of Agent within 10 days of such change any adverse change deemed material by Agent in the identity of persons constituting management of Borrower or Guarantor, as applicable;

     (m) the assets of Borrower at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan;

     (n) the Lien of Agent in any of the Collateral shall, for any reason not otherwise permitted under the Loan Documents, cease to be a valid, enforceable, perfected and first-priority Lien (subject to Permitted Liens);

     (o) Guarantor shall, or shall attempt to, disavow, revoke or terminate the Guaranty;

     (p) Guarantor shall fail to observe or perform any covenant or agreement contained in Section 6.(a)(vii), Section 6.(h) through Section 6.(j), Section 6.(l), Section 6.(q) or Section 6.(r)(iii) of the Guaranty;

     (q) Guarantor shall fail to observe or perform any covenant or agreement contained in Section 6.(g), Section 6.(k), or Section 6.(m) through Section 6.(p) of the Guaranty for a period of fifteen days after written notice thereof has been given to Guarantor by Agent;

     (r) Guarantor shall fail to observe or perform any covenant or agreement contained in the Guaranty (other than those covered by the immediately preceding clauses (p) and (q)) for a period of thirty days after written notice thereof has been given to Guarantor by Agent; or

     (s) Guarantor shall cease to own all of the issued and outstanding capital stock of Borrower.

     SECTION 7.2.  Remedies.

     Upon the occurrence of an Event of Default, and in every such event, Agent shall, upon the direction of the Majority Lenders, (i) by notice to Borrower terminate the Commitments, which shall thereupon terminate, and (ii) by notice to Borrower declare the Loans and all other Obligations to be, and the Loans and all other Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or notice of intention to accelerate, all of which are hereby waived by Borrower; provided, however, that in the case of any of the Events of Default specified in clause (h) or (i) above, without any notice to Borrower or any other act by Agent, the Commitments shall thereupon immediately and automatically terminate and the Loans and all other Obligations shall become immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower.

                           ARTICLE VIII.  THE AGENT

     SECTION 8.1.  Appointment and Authorization.

     Each Lender irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Borrower shall be entitled to rely conclusively upon a written notice or written response from Agent as being made pursuant to the requisite concurrence or consent of Lenders necessary to take such action without investigation or otherwise contacting Lenders hereunder.
The power of attorney set forth hereinabove shall be irrevocable and coupled with an interest. The relationship between Agent and Lenders shall be that of principal and agent only and nothing herein shall be construed to deem Agent a trustee for any Lender nor to impose on Agent duties or obligations other than those expressly provided for herein. Not in limitation of the foregoing, each Lender agrees Agent has no fiduciary obligations to such Lender under this Agreement, any other Loan Document or otherwise. At the request of a Lender, Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to Agent pursuant to Section 4.1. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to Agent by Borrower pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, Agent shall not exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Majority Lenders have so directed Agent to exercise such right or remedy. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has actual knowledge of such Default or Event of Default. In the event that Agent has actual knowledge of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders.

     SECTION 8.2.  Agent and Affiliates.

     Wells Fargo Realty Advisors Funding, Incorporated, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wells Fargo Realty Advisors Funding, Incorporated in each case in its individual capacity. Wells Fargo Realty Advisors Funding, Incorporated and its affiliates and the other Lenders and their respective affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower, any Related Company and any Affiliate of Borrower and any Related Company as if Wells Fargo Realty Advisors Funding, Incorporated or such Lender were any other bank and without any duty to account therefor to the other Lenders.

     SECTION 8.3.  Collateral Matters.

     (a) Each Lender authorizes and directs Agent to enter into the Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Majority Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Loan Documents.

     (b) Lenders hereby authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby.

     (c) Upon any sale and transfer of Collateral which is permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any Subsidiary in respect of) all interests retained by Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

     (d) Except as expressly provided for herein, including without limitation, in the ninth sentence of Section 8.1., or in any of the other Loan Documents, Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

     SECTION 8.4.   Approvals of Lenders.
                    --------------------

     All communications from Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower or Guarantor in respect of the matter or issue to be resolved, and (d) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (x) within ten Business Days (or such lesser period as may be required under the Loan Documents for Agent to respond) for those matters relating to foreclosure on, disposition of or the exercise of any similar remedy with respect to any Collateral and (y) within fifteen Business Days (or such lesser period as may be required under the Loan Documents for Agent to respond) for any other matter. Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

     SECTION 8.5.   Consultation with Experts.
                    -------------------------

     Agent may consult with legal counsel (who may be counsel for Borrower or Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 8.6.   Liability of Agent.
                    ------------------

     Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by Agent in connection with any of the Loan Documents in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(a) any statement, warranty or representation made in connection with any of the Loan Documents, or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of Borrower or Guarantor, (c) the satisfaction of any condition specified in Article IV., or (d) the validity, effectiveness or genuineness of any of the Loan Documents or any other instrument or writing furnished in connection herewith or therewith. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 8.7.   Indemnification of Agent.
                    ------------------------

     Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) in accordance with Lenders' respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (i) to the extent arising from Agent's gross negligence or willful misconduct or (ii) if Agent fails to follow the written direction of the Majority Lenders unless such failure is pursuant to Agent's good faith reliance on the advice of counsel of which Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, to the extent that Agent is not reimbursed for such expenses by Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

     SECTION 8.8.   Credit Decision.
                    ---------------

     Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by Agent hereinafter taken, including any review of the affairs of Borrower or Guarantor, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Agent, any other Lender or counsel to Agent, and based on the financial statements of Borrower or Guarantor and its affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Agent, any other Lender or counsel to Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, Guarantor, any other Related Company or any other Affiliate thereof which may come into possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates.

     SECTION 8.9.   Successor Agent.
                    ---------------

     Agent may resign at any time by giving 30 days' prior written notice thereof, to Lenders and Borrower. Agent may be removed as Agent under the Loan Documents for good cause upon 30 days' prior written notice to Agent by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the current Agent's giving of notice of resignation or the Majority Lenders' removal of the current Agent, then the current Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve. Any successor Agent must be a bank whose debt obligations (or whose parent's debt obligations) are rated not less than investment grade or its equivalent by Moody's Investors Service, Inc. or not less than investment grade or its equivalent by Standard & Poor's Corporation and which has total assets in excess of $10,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations hereunder. The current Agent shall at the expense of Borrower transfer all Collateral then held by it to such successor Agent and execute and deliver to such successor Agent such instruments of transfer as may be reasonably necessary to accomplish such succession. After any current Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 8.10.   Approvals and Other Actions by Majority Lenders.
                     -----------------------------------------------

     Each of the following shall require the approval of, or may be taken at the request of, the Majority Lenders:

     (a) Approval of the terms of Subordinated Indebtedness to be issued by Guarantor under Section 6.(g)(iii) of the Guaranty, as provided in the definition of the term "Subordinated Indebtedness";

     (b) Approval of restrictions on the trading of Traded Securities, as provided in the definition of the term "Traded Securities";

     (c) Approval of certain payments by Guarantor under Section 6.(k)(i) of the Guaranty after the occurrence of an Event of Default under Section 7.1.(a);

     (d) Termination of the Commitments and acceleration of the Obligations upon the occurrence of an Event of Default as provided in Section 7.2.;

     (e) Removing Agent for good cause and approving of its replacement as provided in Section 8.9.;

     (f) Consenting to any amendment, supplement, restatement or other modification to any of the terms of the Guarantor Note; and

     (g) Except as specifically provided otherwise in Section 9.7., any consent or approval regarding, any waiver of the performance or observance by Borrower of and the waiver of the continuance of any Default or Event of Default in respect of, any term of this Agreement or any other Loan Document.

                            ARTICLE IX. MISCELLANEOUS

     SECTION 9.1.   Notices.
                    -------

     All notices, requests and other communications to any party under the Loan Documents shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party as follows:

     If to Borrower:

          SC Realty Incorporated
          3753 Howard Hughes Parkway, Suite 200
          Las Vegas, Nevada  89109
          Attention:  Ariel Amir
          Telecopier: (702) 892-3951
          Telephone:  (702) 892-3723

          with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603
          Attention:  J. Paul Forrester
          Telecopier: (312) 701-7711
          Telephone:  (312) 701-7366

     If to a Lender or Agent:

          To such Lender's or Agent's Lending Office

or as to each party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) if given by any other means (including facsimile), when delivered at the applicable address provided for in this Section; provided that notices to Agent under Article II., and any notice of a change of address for notices, shall not be effective until received. In addition to the Agent's Lending Office, Borrower shall send copies of the information described in
Section 6.1. to the following address of Agent:

               Wells Fargo Realty Advisors Funding, Incorporated
               Real Estate Group
               Koll Center
               2030 Main Street, Suite 800
               Irvine, California  92714
               Attention:  Ms. Debra Autry

     SECTION 9.2.   No Waivers.
                    ----------

     No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.3.   Expenses.
                    ---------

     Borrower will pay on demand all present and future reasonable expenses of:

     (a) Agent in connection with the negotiation, preparation, execution, delivery and administration (including reasonable out-of-pocket costs and expenses incurred in connection with the assignment of Commitments pursuant to
Section 9.8.) of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the reasonable fees and disbursements of: (i) Alston & Bird, counsel for Agent, and (ii) each local counsel retained by Agent;

     (b) Agent in connection with the negotiation, preparation, execution and delivery of any waiver, amendment or consent by Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents or sales of participations in any Lender's Commitment, including the reasonable fees and disbursements of counsel to Agent;

     (c) Agent and each of Lenders in connection with any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, including the reasonable fees and disbursements of counsel to Agent actually incurred;

     (d) Agent and each of Lenders, after the occurrence of a Default or Event of Default, in connection with the collection or enforcement of the obligations of Borrower or Guarantor under this Agreement, the Notes or any other Loan Document, including the reasonable fees and disbursements of counsel to Agent or to any Lender actually incurred if such collection or enforcement is done by or through an attorney;

     (e) Subject to any limitation contained in Section 9.5., Agent and each of Lenders in connection with prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to Agent or any Lender actually incurred and of experts and other consultants retained by Agent or any Lender in connection therewith;

     (f) Agent and each of Lenders, after the occurrence of a Default or Event of Default, in connection with the exercise by Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents including the reasonable fees and disbursements of counsel to Agent or any Lender actually incurred;

     (g) Agent in connection with costs and expenses incurred by Agent in gaining possession of, maintaining, appraising, selling, preparing for sale and advertising to sell the Collateral, whether or not a sale is consummated; and

     (h) Agent and each of Lenders, to the extent not already covered by any of the preceding subsections, in connection with any bankruptcy or other proceeding of the type described in Sections 7.1.(h) or (i), and the reasonable fees and disbursements of counsel to Agent and any Lender actually incurred in connection with the representation of Agent or such Lender in any matter relating to or arising out of any such proceeding, including without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to Agent or such Lender and
(iii) the negotiation and preparation of any plan of reorganization of Borrower or Guarantor, whether proposed by Borrower or Guarantor, Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

     SECTION 9.4.   Stamp, Intangible and Recording Taxes.
                    -------------------------------------

     Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

     SECTION 9.5.   Indemnification.
                    ---------------

     Borrower shall and hereby agrees to indemnify, defend and hold harmless Agent and each of Lenders and their respective directors, officers, agents and employees from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it results from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to: (i) this Agreement or the transactions contemplated thereby; (ii) the making of Loans; (iii) any actual or proposed use by Borrower of the proceeds of the Loans; (iv) the Contribution or (v) Agent's or Lenders' entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other similar action taken by Borrower, Agent or any of Lenders in connection with the required compliance by Borrower or any of the Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws or other material environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its other obligations set forth in this Agreement and the other Loan Documents.

     SECTION 9.6.   Setoff.
                    ------

     In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender is hereby authorized by Borrower, at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of Borrower against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

     SECTION 9.7.   Amendments.
                    ----------

     Any consent or approval required or permitted by this Agreement or in any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(d)) to be given by Lenders may be given, and the performance or observance by Borrower or Guarantor of any terms of any such Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Any provision of this Agreement or of any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(d)) may be amended or otherwise modified with, but only with, the written consent of Borrower or Guarantor, as applicable, and the Majority Lenders. Any provision of any agreement evidencing the fees referred to in
Section 3.1.(d) may be amended or otherwise modified only in writing by Agent and Borrower, and the performance or observance by Borrower of any terms of any such agreement may be waived only with the written consent of Agent. Notwithstanding the foregoing, none of the following may be amended or otherwise modified, nor may compliance by Borrower or Guarantor, as applicable thereunder or with respect thereto be waived, without the written consent of all Lenders and Borrower or Guarantor, as applicable:

      (a) the principal amount of any Loan (including forgiveness of any amount of principal);

      (b) the rates of interest on the Loans and the amount of any interest payable on the Loans (including the forgiveness of any accrued but unpaid interest);

      (c) the dates on which any principal or interest payable by Borrower under any Loan Document is due;

      (d) the provisions of (i) the first sentence of Section 2.1., Section 6.7., Section 6.13., and this Section and (ii) Section 6.(l) of the Guaranty;

      (e)  the Revolving Credit Termination Date;

      (f)  the Termination Date;

      (g) the definition of Borrowing Base, Commitment, Majority Lenders (or any minimum requirement necessary for Lenders or Majority Lenders to take action hereunder), Market Value, Pro Rata Share, Qualifying Securities, Revolving Commitment and Traded Securities; and

      (h)  the amount and payment date of any fees.

Further, no amendment, waiver or consent unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action, shall affect the rights or duties of Agent under this Agreement or any of the other Loan Documents. Further, no Collateral shall be released or disposed of by the Agent unless all of the Lenders so direct the Agent in writing or unless released or disposed of as permitted by, and in accordance with, Section 8.3.(b) or (c). Further, the Guarantor shall not be released from the Guaranty, nor shall the Guaranty be terminated (except as expressly permitted by the terms thereof), unless all of the Lenders consent thereto in writing. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances. Borrower and Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing Annex I from time to time in the manner requested by Borrower, Agent or any Lender in order to reflect any assignments or transfers of the Commitments as provided for hereunder; provided, however, that Agent shall promptly deliver a copy of any such modification to Borrower and each Lender.

     SECTION 9.8.   Successors and Assigns.
                    ----------------------

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may at any time grant to one or more banks or other financial institutions which are not affiliates of, or otherwise related in any way to, Borrower or Guarantor (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $10,000,000 and (ii) after giving effect to any such participation by Agent in its capacity as a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be at least $10,000,000. Except as otherwise provided in Section 9.6., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or except as contemplated by Section 2.11., extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) any release of all or substantially all of the Collateral. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Lender may with the prior written consent of Agent and Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more banks or other financial institutions which are not affiliates of, or otherwise related in any way to, Borrower or Guarantor (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by Borrower or Agent shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to Agent an administrative fee for processing such assignment in the amount of $3,000.

     (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

     (e) A Lender may furnish any information concerning Guarantor, Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

     (f) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Guarantor, Borrower or any of their respective affiliates or Subsidiaries.

     SECTION 9.9.   Governing Law.
                    -------------

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

     SECTION 9.10.   Litigation.
                     ----------

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LENDERS, AGENT AND BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS OF ANY KIND OR NATURE.

     (b) BORROWER, AGENT AND EACH LENDER EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWER, AGENT OR ANY OF LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY AGENT OR ANY LENDER OR THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

     SECTION 9.11.   Counterparts; Integration.
                     -------------------------

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Loan Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 9.12.   Notice of Final Agreement.
                     -------------------------

     THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 9.13.   Invalid Provisions.
                     ------------------

     Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.

     SECTION 9.14.   NO NOVATION; EFFECT OF AMENDMENT AND RESTATEMENT.
                     ------------------------------------------------

     THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY BORROWER UNDER OR IN CONNECTION WITH ANY OF THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT). FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN OF AGENT IN ANY OF THE COLLATERAL IN ANY WAY WHATSOEVER. THE AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT EFFECTED BY THIS AGREEMENT SHALL BE DEEMED TO HAVE PROSPECTIVE APPLICATION ONLY UNLESS OTHERWISE SPECIFICALLY STATED HEREIN. BORROWER CONFIRMS THAT (A) THE COLLATERAL ASSIGNMENT OF REGISTRATION RIGHTS REMAINS IN FULL FORCE AND EFFECT AND (B) REFERENCES THEREIN TO THE "CREDIT AGREEMENT" ARE REFERENCES TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         BORROWER:

                         SC REALTY INCORPORATED


                         By: /s/ Arial Amir
                            ----------------------------------
                            Name: Arial Amir
                                 -----------------------------
                            Title: Secretary
                                  ----------------------------


                         AGENT:

                         WELLS FARGO REALTY ADVISORS
                          FUNDING, INCORPORATED, as Agent

                         By:
                            ----------------------------------
                            Name:
                                 -----------------------------
                            Title:
                                  ----------------------------


                         By: /s/ Priscilla A. Forbes
                            ----------------------------------
                            Name:  Priscilla A. Forbes
                                 -----------------------------
                            Title: Assistant Secretary
                                  ----------------------------

                         LENDERS:

                         WELLS FARGO REALTY ADVISORS
                          FUNDING, INCORPORATED, in its individual capacity

                         By:
                            ----------------------------------
                            Name:
                                 -----------------------------
                            Title:
                                  ----------------------------


                         By: /s/ Priscilla A. Forbes
                            ----------------------------------
                            Name:  Priscilla A. Forbes
                                 -----------------------------
                            Title: Assistant Secretary
                                  ----------------------------


                      [Signatures Continued on Next Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                 August 19, 1996 with SC Realty Incorporated]



                                        TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                        By: /s/ Brian M. Kouns
                                            --------------------------------
                                            Name:  Brian M. Kouns
                                                  --------------------------
                                            Title: Vice President
                                                  --------------------------



                                        NATIONSBANK OF TEXAS, N.A.


                                        By: /s/ Michael Ernst
                                            --------------------------------
                                            Name:  Michael Ernst
                                                  --------------------------
                                            Title: SVP
                                                  --------------------------



                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By: /s/ Daniel J. Sullivan
                                            --------------------------------
                                            Name:  Daniel J. Sullivan
                                                  --------------------------
                                            Title: VP
                                                  --------------------------



                                        BANK ONE, ARIZONA, NA


                                        By: /s/ Deborah L. Bliss
                                            --------------------------------
                                            Name:  Deborah L. Bliss
                                                  --------------------------
                                            Title: Vice President
                                                  --------------------------


                      [Signatures Continued on Next Page]

      [Signature Page to Amended and Restated Credit Agreement dated as of
                  August 19, 1996 with SC Realty Incorporated]



                                        GUARANTY FEDERAL BANK, F.S.B.


                                        By: /s/ Phyllis Milstead
                                            --------------------------------
                                            Name:  Phyllis Milstead
                                                  --------------------------
                                            Title: Vice President
                                                  --------------------------



                                        FLEET NATIONAL BANK


                                        By: /s/ Allison M. Gauthier
                                            --------------------------------
                                            Name:  Allison M. Gauthier
                                                  --------------------------
                                            Title: Asst. Vice President
                                                  --------------------------



                                        DRESDNER BANK AG NEW YORK BRANCH
                                         AND GRAND CAYMAN BRANCH


                                        By: /s/ Johannes Boeckmann
                                            --------------------------------
                                            Name:  Johannes Boeckmann
                                                  --------------------------
                                            Title: Vice President
                                                  --------------------------


                                        By: /s/ Nicholas Kalogeropoulos
                                            --------------------------------
                                            Name:  Nicholas Kalogeropoulos
                                                  --------------------------
                                            Title: Asst. Treasurer
                                                  --------------------------

                      [Signatures Continued on Next Page]

      [Signature Page to Amended and Restated Credit Agreement dated as of
                  August 19, 1996 with SC Realty Incorporated]


                                        BANK OF MONTREAL, CHICAGO BRANCH


                                        By: /s/ ?????????????????????????
                                            --------------------------------
                                            Name:  ??????????????????????
                                                  --------------------------
                                            Title: Director
                                                  --------------------------


                                        KREDIETBANK N.V., GRAND CAYMAN
                                          BRANCH


                                        By: /s/ Robert Snauffer
                                            --------------------------------
                                            Name:  Robert Snauffer
                                                  --------------------------
                                            Title: Vice President
                                                  --------------------------

                                        By: /s/ S. K. Barkley
                                            --------------------------------
                                            Name:  S. K. Barkley
                                                  --------------------------
                                            Title: VP
                                                  --------------------------


                                        COMMERZBANK AKTIENGESELLSCHAFT,
                                         LOS ANGELES BRANCH


                                        By: Christian Jagenberg
                                            --------------------------------
                                            Name:  Christian Jagenberg
                                                  --------------------------
                                            Title: SVP and Manager
                                                  --------------------------

                                        By: /s/ Steven F. Larsen
                                            --------------------------------
                                            Name:  Steven F. Larsen
                                                  --------------------------
                                            Title: Vice President
                                                  --------------------------